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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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UNOVA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	1:00 p.m. Pacific Daylight Time, on Thursday, May 6, 2004
Place	The Fairmont Olympic Hotel 411 University Street, Seattle, Washington 98101
Items of Business
• To elect three directors for three-year terms.
• To approve the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan.
• To vote on a shareholder proposal, if presented at the meeting.
• To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Record Date	You are entitled to vote if you were a shareholder as of the close of business on March 8, 2004.
Voting
We urge you to read this proxy statement and vote your shares promptly, whether or not you expect to attend the meeting in person. You can vote (1) by proxy on the Internet, (2) by proxy by toll-free telephone call, (3) by proxy by signing and returning the form of proxy or voting instructions in the enclosed envelope, or (4) in person by attending the meeting. Specific instructions to be followed in order to vote on the Internet or by telephone are set forth on the enclosed proxy card or voting instruction form.
By order of the Board of Directors,
/s/ Cathy D. Younger Vice President and Corporate Secretary
This notice of Annual Meeting, proxy statement and form of proxy are first being distributed on or about April 2, 2004.

UNOVA, Inc.
6001 36TH Avenue West
Everett, Washington 98203-1264
425.265.2400

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 6, 2004

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed form of proxy because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Shareholders to be held at 1 p.m., Pacific Daylight Time, on May 6, 2004, at the Fairmont Olympic Hotel, 411 University St., Seattle, Washington 98101. This proxy statement provides information that we are required to provide you under the rules of the Securities and Exchange Commission ("SEC") for the purpose of assisting you in voting your shares.

How can I obtain UNOVA's Form 10-K?

A copy of our 2003 Annual Report on Form 10-K is enclosed as part of the 2003 Report to Shareholders. The Form 10-K is also available on our website, at http://www.unova.com/annual. Shareholders may request another free copy of the 2003 Form 10-K by contacting us as follows:

UNOVA, Inc.	Telephone: 425.265.2490
Attn: Investor Relations
6001 36th Avenue West	E-mail: invest@unova.com
Everett, WA 98203-1264

We will also furnish any exhibit to the 2003 Form 10-K if specifically requested.

What items of business will be voted on at the Annual Meeting?

  1.
  The election of three directors for three-year terms.
  2.
  The approval of the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan.
  3.
  A shareholder proposal requesting the declassification of the Board of Directors, if it is presented at the meeting.

We will also consider any other business that is properly brought before the meeting.

How does the Board recommend I vote?

Our Board recommends that you vote FOR each of the director nominees, FOR approval of the 2004 Omnibus Incentive Compensation Plan, and AGAINST the shareholder proposal.

What shares can I vote?

UNOVA's only class of stock outstanding is common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock outstanding as of the close of business on the record date, March 8, 2004, is entitled to one vote on all items of business at the Annual Meeting. You may vote all shares you owned at that time, which may be (1) shares held directly in your name as the shareholder of record, including shares purchased through UNOVA's Employee Stock Purchase Plan, and (2) shares held for you as beneficial owner through a broker, trustee or other nominee such as a bank. On the record date, there were 60,496,776 shares of Common Stock outstanding and entitled to vote. There were 16,200 shareholders of record on the record date and approximately 32,300 beneficial owners. The last sale price of the Common Stock for that date, as reported in The Wall Street Journal, was $21.91.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Shareholder of Record

  If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered to be, with respect to those shares, a shareholder of record, and these proxy materials are being sent directly to you by UNOVA. You may have certificates for those shares, or they may be registered in book-entry form. As the shareholder of record, you have the right to grant your voting proxy directly to UNOVA's proxy holders or to vote in person at the meeting. We have enclosed (or provided electronically) a proxy card for your use.

  Beneficial Owner

  If your shares are held in a brokerage account or by a trustee or nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form by the broker, trustee or nominee or an agent hired by the broker, trustee or nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting.

  As a beneficial owner is not the shareholder of record, you may not vote these shares directly at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares in person at the Annual Meeting?

We will pass out a ballot to anyone who requests one at the meeting. Shares held in your name as the shareholder of record may be voted on a ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instruction form as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those on the proxy card or voting instruction form provided.

  By Internet—Shareholders of record may submit proxies from any location in the world by following the instructions on their proxy cards. Most beneficial shareholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees or nominees. Please check the voting instruction form for Internet voting availability.

  By Telephone—Shareholders of record who live in the United States or Canada may submit proxies by following the instructions on their proxy cards. Most beneficial owners who live in the United States or Canada may vote by phone by calling the number specified on the voting instruction forms provided by their brokers, trustees or nominees.

  By Mail—Shareholders of record may submit proxies by completing, signing and dating the enclosed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.

UNOVA is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the shareholder. (Delaware General Corporation Law, Section 212(c).) The voting procedures available to shareholders of record for the Annual Meeting are designed to authenticate each shareholder by use of a Control Number, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

Are the proxy statement and annual report available electronically?

This document and our 2003 Report to Shareholders (which includes the Form 10-K) are available on our website at www.unova.com/annual. Most shareholders can elect to view shareholder communications over the Internet instead of receiving paper copies in the mail. Please see the information enclosed with your proxy statement.

Can I change my vote?

If you are a shareholder of record and have submitted a proxy card, you can change your vote by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote again. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation or by submitting a signed proxy bearing a later date, in either case to Mellon Investor Services LLC, Attention: Norma Cianfaglione, 85 Challenger Road, Ridgefield, New Jersey 07660. Mellon must receive any such revocation of proxy by 5:00 p.m., Eastern Daylight Time, on May 5, 2004, for it to be effective. If you vote by telephone or on the Internet and wish to change your vote, you should call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote. Mellon's telephone and Internet voting sites will close at 11:59 p.m., Eastern Daylight Time, on May 5, 2004.

For shares held beneficially, you may change your vote by submitting new voting instructions to your broker, trustee or nominee or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

What is the quorum required in order to conduct business at the Annual Meeting?

A majority of the shares outstanding at the record date must be present at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the shareholder attends the meeting or is represented at the meeting by proxy.

What is the voting requirement to approve each of the proposals and how are votes counted?

In the election of directors, you may vote for all of the nominees or you may withhold your vote with respect to one or more of the nominees. For the other proposals, you may vote for or against or you may abstain. If you abstain, the abstention has the same effect as a vote against the proposal. If you provide specific instructions (mark boxes) with regard to certain proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of the Board's nominees, FOR approval of the 2004 Omnibus Incentive Compensation Plan, and AGAINST the shareholder proposal). The proxy holders will vote in their discretion on any other matters that properly come before the meeting.

Our Certificate of Incorporation provides that directors will be elected by a majority of the votes cast at the meeting. Approval of each of Proposals 2 and 3 requires the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. If you are a shareholder of record and do not return your proxy card, your shares will not be voted. However, if you hold shares beneficially in street name, the result will be different. If you do not return the voting instruction form, your broker may vote your shares in certain circumstances and on certain proposals. The rules of the New York Stock Exchange permit brokers to vote their clients' shares in their own discretion on certain matters, such as the election of directors. They are not allowed to vote those shares on other proposals, such as Proposals 2 and 3. When a broker votes a client's shares on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Those shares will be included in determining the presence of a quorum at the meeting, but are not considered "present" for purposes of voting on the non-discretionary matters. They have no impact on the outcome of such proposals.

What happens if additional matters are presented at the Annual Meeting?

Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Michael E. Keane and Cathy D. Younger, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for reelection as a director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Who will count the votes?

Mellon Investor Services, our transfer agent, will act as inspector of elections and tabulate the votes cast at the meeting.

What does it mean if I receive more than one set of voting materials?

It means you have multiple accounts with the transfer agent and/or with brokers and banks. Please complete, sign, date and return each UNOVA proxy card and voting instruction form you receive.

Who will pay the costs of soliciting votes for the Annual Meeting?

UNOVA is making this solicitation and will pay the entire cost of preparing, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access changes you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors, officers and other employees, who will not receive any additional compensation for such activities. We have also retained Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson a fee of $6,500 plus customary costs and expenses for these services. We will also reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy and solicitation materials to the beneficial owners of our Common Stock.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004. That Form 10-Q, and all other financial reports filed with the SEC, can be read at our website, www.unova.com.

Is a list of shareholders entitled to vote at the meeting available?

The list of shareholders of record as of the record date will be available at the Annual Meeting. It will also be available Monday through Friday, from April 26, 2004 through May 5, 2004, between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 6001 36th Avenue West, Everett, Washington, 98203-1264. A shareholder of record of UNOVA Common Stock may examine the list for any purpose germane to the Annual Meeting.

What is the deadline to propose actions for consideration at next year's annual meeting?

There are two different procedures by which shareholders may submit proposals for action at our Annual Meetings. The first procedure is provided by the SEC's rules and the second by our By-Laws.

The SEC's Rule 14a-8 under the Securities Exchange Act of 1934 permits shareholders to submit proposals they would like to have included in our proxy statement and proxy card. In order for such proposals to be considered for our 2005 Annual Meeting, our Corporate Secretary must receive them no later than December 2, 2004.

Section 2.7 of the By-Laws of UNOVA permits shareholders of record to propose business to be considered at an annual meeting without being included in the proxy statement and card. Such business must be a proper matter for shareholder action and the shareholder proposing it must comply with the applicable notice provisions. For the 2005 Annual Meeting, notice must be delivered to the Corporate Secretary no earlier than January 5, 2005 and no later than February 5, 2005.

Proposals should be sent to the Corporate Secretary at 6001 36th Avenue West, Everett, WA 98203-1264. You may also obtain a copy of the By-Law provisions regarding these requirements by writing to the Corporate Secretary at that address.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2004 Annual Meeting, please promptly vote your shares on the Internet, by telephone, or by completing, signing, and dating your enclosed proxy or voting instruction form and returning it in the enclosed envelope.

CORPORATE GOVERNANCE

Structure of the Board of Directors.

Our Board of Directors currently has nine members. It is divided into three classes, with each director normally elected to serve a three-year term and one full class of directors to be elected at each Annual Meeting. The Board has two standing committees, the Audit and Compliance Committee, and the Compensation, Governance and Nominating Committee.

Board Independence.

The Board has determined that all of the directors except Mr. Brady, the Chairman of the Board, President and Chief Executive Officer, are independent of UNOVA, in that they have no material relationship with UNOVA, either directly or as a partner, shareholder or affiliate of an organization that has a relationship with UNOVA. Therefore, each non-management director is independent within the meaning of the New York Stock Exchange ("NYSE") standards for director independence. As only non-management members serve on the standing committees of the Board, all members of those committees are also independent.

Availability of Information and Communications with the Board.

The Company has established a Corporate Governance section on its website, at www.unova.com/governance. We have posted there the charters of the Board committees, the Corporate Governance Guidelines, and the Standards of Conduct that apply to all directors, officers and other employees. Additional materials may be added in the future. This proxy statement and the 2003 Report to Shareholders (which includes the Form 10-K) are also available on the website, at www.unova.com/annual.

You may address written communications to the non-management directors or, if requested, the full Board of Directors, by mail or courier to the Corporation's headquarters, 6001 36th Avenue West, Everett, WA 98203-1264, in care of the Corporate Secretary, or by e-mail to Board@unova.com.

Directors are expected to attend UNOVA's annual meetings of shareholders, as stated in the Charter of the Compensation, Governance and Nominating Committee. All members of the Board attended the 2003 Annual Meeting.

Meetings of the Board and Executive Sessions.

The Board of Directors of UNOVA met nine times during 2003 (twice by telephone) with an average attendance record of more than 98%. Each director attended more than 94% of the aggregate number of Board meetings and meetings of committees of the Board on which that director served during 2003. Executive sessions of non-management directors are held at least four times each year. Those sessions are chaired by the non-management directors in rotation, and the director presiding over the meeting prepares the agenda.

Board Committees.

Audit and Compliance Committee.    The Audit and Compliance Committee consists of four non-management directors. The current members are Stephen E. Frank, Chairman, Joseph T. Casey, Allen J. Lauer, and Steven B. Sample, all of whom served on the Committee in 2003.

Claire W. Gargalli also served on the Committee through May 8, 2003. The Board of Directors has determined that under the rules of the SEC and the NYSE, all of the members of the Audit and Compliance Committee are independent and financially literate. The Board has also determined that Mr. Casey and Mr. Frank each meet the SEC criteria of "audit committee financial expert."

The Audit and Compliance Committee, which met eight times in 2003 (three times by telephone), evaluates the performance of the independent auditors, who report directly to the Committee, and has the responsibility to retain or to terminate the independent auditors. The Audit and Compliance Committee reviews and discusses with the independent auditors and with management the annual audited consolidated financial statements and the quarterly financial statements, the activities of UNOVA's internal auditors, and the adequacy of UNOVA's system of internal controls and procedures. The Committee pre-approves fees paid to the independent auditors for their annual audit and reviews, and pre-approves, where appropriate, significant nonaudit services to be provided by such auditors. The Audit and Compliance Committee reviews with management and discusses proposed earnings releases and information to be provided to financial analysts and securities rating agencies.

The Audit and Compliance Committee reviews the implementation of and monitors compliance with UNOVA's Standards of Conduct and evaluates the Reportable Transactions and Conflicts of Interest Questionnaires completed by certain employees to determine if possible conflicts of interest exist or possible violations of corporate policy have occurred. The Committee also considers other possible conflict of interest situations brought to its attention and makes appropriate recommendations concerning these situations.

The report of the Audit and Compliance Committee appears on page 20 of this proxy statement.

During 2003, the Audit and Compliance Committee revised its charter in response to new listing standards of the NYSE and regulations of the SEC. The revised charter, as approved by the full Board in November 2003, is included as Appendix A to this proxy statement, and sets forth in greater detail the duties and responsibilities of the Committee.

Compensation, Governance and Nominating Committee.    The Compensation, Governance and Nominating Committee consists of four non-management directors. The current members are William D. Walsh, Chairman of the Committee, Claire W. Gargalli, Lydia H. Kennard and Larry D. Yost, all of whom served on the Committee in 2003. Stephen E. Frank also served on the Committee through May 8, 2003. The Board of Directors has determined that under the rules of the NYSE, all of the members of the Compensation, Governance and Nominating Committee are independent.

In 2003, the Committee met four times and took action once by unanimous written consent.

The Committee recommends to the Board policies for executive compensation and approves the remuneration of all our officers. It administers our employee stock incentive plans, cash bonus plans, Employee Stock Purchase Plan, and certain other compensation and retirement arrangements. The report of the Committee on executive compensation begins on page 21 of this proxy statement.

In connection with its corporate governance function, the Committee reviews and recommends to the Board practices and procedures relating to matters of corporate governance, including the evaluation and recommendation of criteria for membership on the Board, and the composition and structure of the Board and its committees. The Committee also reviews management succession plans and determines the compensation of Directors for Board and committee service each year.

The Compensation, Governance and Nominating Committee's nominating function comprises the consideration of the qualifications of persons recommended for election to fill vacancies that may occur in the Board of Directors from time to time. The Committee will consider persons recommended by our shareholders for election to our Board, as disclosed below under "Consideration of Director Nominees."

In February 2004, the Compensation, Governance and Nominating Committee revised its charter in response to new listing standards of the NYSE and regulations of the SEC. The revised charter, as approved by the full Board, is included as Appendix B to this proxy statement, and sets forth in greater detail the duties and responsibilities of the Committee.

The Committee has also developed Corporate Governance Guidelines for the Company, which have been adopted by the Board. The Guidelines are available on the Company's website and available in print to any shareholder who requests them.

Consideration of Director Nominees.

The Compensation, Governance and Nominating Committee annually assesses the size, composition and needs of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise occur, the Compensation, Governance and Nominating Committee consults with the full Board and retains a professional search firm to assist with identifying and evaluating candidates.

Annex A of the Charter of the Compensation, Governance and Nominating Committee states the general criteria that apply to candidates recommended by the Committee for nomination to the Board. In addition, the Committee considers specific qualities needed to fill vacancies, such as financial expertise for potential members of the Audit and Compliance Committee, and other characteristics desired to achieve a balance of knowledge, experience and capability on the Board.

The Compensation, Governance and Nominating Committee will consider candidates recommended by shareholders if they meet the criteria referred to above. Recommendations may be sent to the Committee in care of the Corporate Secretary at the address set out on the first page of this proxy statement. They must include the following:

•
the candidate's name and address,
•
a brief biographical statement of the candidate, including his or her occupation for at least the last five years, and a description of his or her qualifications for Board membership, and
•
the candidate's signed consent to be named in the proxy statement and to serve as a director if elected.

Any shareholder recommendation of a candidate for election at the 2005 Annual Meeting must be received no later than December 2, 2004 in order for the Compensation, Governance and Nominating Committee to consider it.

There is an alternative to the procedure set out in the two prior paragraphs. Section 2.7 of the By-Laws of UNOVA permits shareholders of record to nominate persons for election at an annual meeting. The By-Laws do not provide for such nominations to be included in the Company's proxy statement and card. The shareholder who intends to make a nomination at the meeting must give timely notice in writing to our Corporate Secretary. For nominations to be made at the 2005 Annual Meeting under the By-Law procedure, notice must be delivered to the Corporate Secretary at the address set out on the first page of this proxy statement no earlier than January 5, 2005 and no later than February 5, 2005.

Director Compensation Policies.

Mr. Brady is the only director who is also an employee of UNOVA. He is not paid any fee or additional remuneration for service as a member of the Board, and he is not a member of any Board committee.

Directors who are not employees of UNOVA (non-management directors) are entitled to receive an annual fee for Board service of $30,000 and an attendance fee of $2,000 for each meeting of the Board and for each meeting of a committee of the Board on which the director serves. Each outside director who serves as Chair of a Board committee is entitled to receive an additional annual fee of $4,000. Directors are reimbursed for travel and other expenses incurred for the purpose of attending meetings of the Board and its committees. The amount of these fees is fixed annually by the Compensation, Governance and Nominating Committee, and the fees in effect for 2004 remain the same as those in effect for 2003.

Under our 2002 Director Stock Option and Fee Plan, as approved by the shareholders at the 2002 Annual Meeting (the "2002 Plan"), the Board determines each year whether the annual retainer fee for Board service, as well as the additional annual fee for serving as Chair of one of the Board's committees, will be paid wholly or partially in shares of Common Stock rather than cash. For 2004, our Board has determined that 100% of these fees will be paid in stock. These shares will be issued to the directors quarterly and will be valued at the average market price of our Common Stock for the preceding quarter.

In addition, a director may elect to receive fees payable for attendance at Board and committee meetings in shares of Common Stock, in cash, or in a combination of both. Directors electing to receive payment of fees in shares of UNOVA Common Stock on a current basis receive these shares quarterly, valued at the average market price of our Common Stock for the preceding quarter.

Directors may also elect to defer all or a portion of their fees to either a deferred stock account or a cash account. The deferred stock account enables directors to defer their fees into our Common Stock, and the cash account provides a deferral into an interest-bearing account.

The deferred stock account is a bookkeeping account credited with share units representing shares of our Common Stock. The cash account accrues interest at a rate equal to the prime rate. Credits to the deferred stock and cash accounts are made on the first business day following the end of each quarter. A director's stock account will be credited with the number of shares of our Common Stock paid in lieu of cash fees which are the subject of a deferral election. Transfers between the stock account and the cash account are not permitted.

Under the 2002 Plan, any person who joins the Board as a non-management director receives options to purchase 25,000 shares of our Common Stock as of the date of his or her election at the fair market value of such stock on the date of grant, if such person (1) did not receive stock options under a UNOVA plan allowing for the grant of stock-based awards during the two-year period preceding the date of commencement of Board membership, or (2) was not an employee of UNOVA or a subsidiary of UNOVA during that two-year period.

On the first business day following our Annual Meeting of Shareholders for each year, each non-management director automatically receives a grant of an option to purchase 2,500 shares of Common Stock at the fair market value on the date of grant. All options granted under the 2002 Plan become fully exercisable on the first anniversary of the grant thereof; however, if a director dies or becomes permanently disabled while serving on the Board, or if the director retires pursuant to the policy for mandatory retirement of directors, then all options held by such director become exercisable in full. In addition, if a Change of Control of UNOVA (as defined in the Change of Control Employment Agreements with certain officers described beginning on page 28) occurs, then all options granted under the 2002 Plan become fully exercisable. The 2002 Plan authorized an aggregate of 500,000 shares of our Common Stock, plus 245,000 shares remaining available under the prior Director Stock Option and Fee Plan, adopted in 1997, subject to adjustment for certain events affecting our capitalization. The 2002 Plan provides that the Board may increase or decrease the number of shares subject to the automatic annual stock option grant made to outside directors as necessary or appropriate to attract and retain qualified persons to serve on the Board. For 2004, the amount of the award grant will remain 2,500 shares, which is the amount that has been in effect at all times since 1997.

Options that have vested under the 2002 Plan remain exercisable until three years following the first to occur of (a) the retirement or resignation of the director from the Board (or the director's failure to be reelected to the Board), (b) the total and permanent disability of the director, or (c) the death of the director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As indicated in Note (i) to the Security Ownership table, Unitrin, Inc. owns a total of 20.8% of our outstanding Common Stock. On July 12, 2001, we entered into an agreement providing for term loan financing not to exceed $75 million from a group of lenders. Subsidiaries of Unitrin, Inc. provided an aggregate of $31.5 million of the loans made under the agreement. The largest principal amount outstanding under this financing during 2003 was $16,200,000. These loans were repaid in their entirety on January 17, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003,

•
None of the members of the Compensation, Governance and Nominating Committee was an officer or former officer or employee of the Company or any of its subsidiaries;
•
None of the members of the Compensation, Governance and Nominating Committee entered into or agreed to enter into any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $60,000;
•
None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity's executive officers served on the Compensation, Governance and Nominating Committee;
•
None of the Company's executive officers was a director of another entity where one of the entity's executive officers served on the Compensation, Governance and Nominating Committee; and
•
None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity's executive officers served on the Company's Board of Directors.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently has nine members. It is divided into three classes, with each director normally elected to serve a three-year term and one full class of directors to be elected at each Annual Meeting.

Larry D. Brady, Joseph T. Casey, and Allen J. Lauer, incumbent Class III directors whose terms are currently scheduled to expire at the 2004 Annual Meeting, have been nominated for re-election as Class III directors for three-year terms.

Our Board of Directors has a policy of mandatory retirement from the Board at the Annual Meeting following a director's 72nd birthday. However, to ensure a high degree of continuity in the membership of our Board and the Board's implementation of our business strategy and to mitigate any adverse effect of several directors retiring within a two-year period, our directors voted in 2002 to make an exception to the mandatory retirement policy that would permit Joseph T. Casey and William D. Walsh to serve as our directors until the Annual Meeting of Shareholders to be held in 2005, assuming that each such director stands for re-election upon expiration of his present term of office and is elected a director for an additional term by our shareholders.

The following information provides the age, business experience, and Board committee membership as of March 15, 2004, of the nominees for election and the directors continuing in office after the Annual Meeting whose terms of office do not expire this year. All three nominees have consented to being named as such in this proxy statement and have agreed to serve if elected. If, as a result of circumstances not presently known, any or all of such nominees declines or is unable to serve as a director, proxies will be voted for the election of such other person or persons as the Board of Directors may select, or the number of authorized directors may be reduced.

Nominees for Election as Class III Directors with Terms to Expire in 2007

LARRY D. BRADY, age 61, is Chairman of the Board, President and Chief Executive Officer of UNOVA, Inc. He joined UNOVA as President and Chief Operating Officer in July 1999, became Chief Executive Officer in September 2000, and was elected to the additional office of Chairman of the Board in August 2001. Mr. Brady has been a director since September 1999.

Mr. Brady previously served as President and Chief Executive Officer of FMC Corporation, a producer of chemicals and machinery for the agricultural, industrial and government markets. He joined FMC in 1978 and held a variety of positions with that company. He was elected a Vice President of FMC in 1984, an Executive Vice President and a director in 1989, and President in 1993.

Mr. Brady is a director of Baker Hughes Incorporated and of Pactiv Corporation, a member of the Advisory Board of Northwestern University's Kellogg School of Management, and vice chairman of the board of trustees of the National Merit Scholarship Corporation.

JOSEPH T. CASEY, age 72. Mr. Casey is the retired Vice Chairman and Chief Financial Officer of Litton Industries, Inc. Mr. Casey has been a director of UNOVA since 1998, and is a member of the Audit and Compliance Committee. Mr. Casey served as Vice Chairman and Chief Financial Officer of Western Atlas Inc. from 1994 until his retirement in 1996. He is a director of Pressure Systems, Inc. and of Omni Corder Technologies, Inc. Mr. Casey is a member of the Board of Trustees of Claremont McKenna College and of the Don Bosco Technical Institute. He is also a member of the Board of Overseers of the Center for Russia and Asia of the RAND Corporation. As indicated above, our Board has voted to permit Mr. Casey to remain a director until our 2005 Annual Meeting of Shareholders, at which time he is expected to retire from our Board.

ALLEN J. LAUER, age 66, is Chairman of the Board of Varian, Inc., a supplier of scientific instruments, vacuum technologies, and electronic manufacturing solutions, and has served in that capacity since 2002. He also served as Chief Executive Officer of Varian from 2002 until his retirement from that position on December 31, 2003, and as President from 1999 until 2002. Prior thereto, he was Executive Vice President of Varian Associates, Inc., from which the capital stock of Varian, Inc. was distributed to shareholders in 1999. He has been a director of UNOVA since February 7, 2003, and is a member of the Audit and Compliance Committee.

Class I Directors Continuing in Office Whose Terms Expire in 2005

STEPHEN E. FRANK, age 62. Mr. Frank is the retired Chairman, President and Chief Executive Officer of Southern California Edison, a subsidiary of Edison International. He has been a director of UNOVA since 1997 and is Chair of the Audit and Compliance Committee. Mr. Frank was President and Chief Operating Officer of Southern California Edison from 1995 to January 2000, when he assumed the position of Chairman, President and Chief Executive Officer. He retired from these positions on January 1, 2002. Prior to joining Southern California Edison in 1995, Mr. Frank was President of Florida Power and Light Company and before that was Executive Vice President and Chief Financial Officer of TRW, Inc.

Mr. Frank is a director of Washington Mutual, Inc., Puget Energy, Inc., Associated Electric & Gas Insurance Services Limited, and LNR Property Corporation. He is a member of the Board of Town Hall Los Angeles and the Los Angeles Philharmonic Association. Mr. Frank is also a member of the board of trustees of Claremont McKenna College and is a trustee of the Autry Museum of Western Heritage.

CLAIRE W. GARGALLI, age 61. Ms. Gargalli is the retired Vice Chairman of Diversified Search Companies, executive search consultants, having served in that position from 1990 until her retirement in 1998. She has been a director of UNOVA since 1998 and is a member of the Compensation, Governance and Nominating Committee. Ms. Gargalli is a director of Praxair, Inc. and Baker Hughes Incorporated. She is an emeritus trustee of Carnegie Mellon University and of Middlebury College.

LYDIA H. KENNARD, age 49, served as Executive Director of Los Angeles World Airports, a system of airports comprised of Los Angeles International, Ontario International, Palmdale Regional, and Van Nuys, from March 2000 until November 30, 2003, after serving as Interim Executive Director since August 1999. She joined Los Angeles World Airports in 1994 as Deputy Executive Director for Design and Construction. She has been a director of UNOVA since May 8, 2003 and is a member of the Compensation, Governance and Nominating Committee.

Ms. Kennard is a member of the Board of Trustees of the RAND Corporation, a nonprofit research and analysis institution, a director of IndyMac Bank, and a member of the UniHealth Foundation Board.

Class II Directors Continuing in Office Whose Terms Expire in 2006

STEVEN B. SAMPLE, age 63. Dr. Sample is President of the University of Southern California and has held that position since 1991. He has been a director of UNOVA since 1997 and is a member of the Audit and Compliance Committee.

From 1982 to 1991, Dr. Sample was President of the State University of New York at Buffalo. He is a director of Advanced Bionics Corporation, the Wm. Wrigley Jr. Company, the Santa Catalina Island Company, the AMCAP Fund, Inc., and the American Mutual Fund, Inc. Dr. Sample is also founding Chairman of the Association of Pacific Rim Universities, a trustee of the University of Southern California and of the Regenstreif Foundation, past Chairman and current member of the Association of American Universities, and on the Board of Trustees of the J. Paul Getty Trust.

WILLIAM D. WALSH, age 73. Mr. Walsh is Chairman of Sequoia Associates LLC, a private investment firm, and has held that position since 1998. He has been a director of UNOVA since 1997, and is Chair of the Compensation, Governance and Nominating Committee.

Mr. Walsh was previously a General Partner of Sequoia Associates from 1982 to 1998. He is Chairman of Consolidated Freightways Corporation, Ameriscape, Inc., and Creativity Inc. He is a director of URS Corporation, Digital Safety Technology, Inc., and the American Ireland Fund. Mr. Walsh is also Chairman of the Neurosciences Research Foundation, Inc., a member of the Executive Committee of Harvard Law School, and Chairman of the Finance Committee of the Hoover Institution at Stanford University. As indicated above, our Board has voted to permit Mr. Walsh to remain a director until our 2005 Annual Meeting of Shareholders, at which time he is expected to retire from our Board.

LARRY D. YOST, age 66. Mr. Yost is the Chairman of the Board and Chief Executive Officer of ArvinMeritor, Inc., a global supplier of a broad range of integrated systems, modules, and components to the motor vehicle industry. He has served in those positions since 2000. Mr. Yost has announced his intention to retire when a successor is chosen. He has been a director of UNOVA since May 7, 2002, and is a member of the Compensation, Governance and Nominating Committee.

From 1997 until the 2000 merger of Arvin, Inc. and Meritor Automotive, Inc., Mr. Yost was Chairman and Chief Executive Officer of Meritor, a supplier of automotive components and systems. He is a director of Kennametal, Inc. Mr. Yost is also a director of the Association for Career and Technical Education, the Economic Club of Detroit, the Automotive Hall of Fame, Detroit Renaissance, United Way Community Services, and the American Trucking Association Foundation. He serves on the executive board of the Detroit Area Boy Scouts of America and is a national trustee for the Boys & Girls Clubs of America. Mr. Yost also serves on the boards of trustees of the Manufacturing Institute and the Citizens Research Council of Michigan, and on the board of regents of the Milwaukee School of Engineering.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote FOR the election of Mr. Brady, Mr. Casey and Mr. Lauer to our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned, directly or indirectly, by each director, each executive officer named in the Summary Compensation Table on page 25 (the "Named Executive Officers"), all of our directors and executive officers as a group as of March 15, 2004, and the only entity that reported beneficial ownership of more than 5% of our outstanding Common Stock as of December 31, 2003.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock that a person has a right to acquire within 60 days are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

Except as otherwise indicated, and except to the extent that transfer of shares of Restricted Stock is prohibited prior to the satisfaction of the terms of the award of the shares, each director and Named Executive Officer (1) has sole investment and voting power with respect to the securities shown or (2) shares investment and/or voting power with that individual's spouse.

The address of each director and Named Executive Officer listed in the table below is c/o UNOVA, Inc., 6001 36th Avenue West, Everett, Washington 98203-1264.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Directors and Officers

Daniel S. Bishop	185,946	(a)(b)	*

Larry D. Brady	687,016	(a)(b)	1.1

Joseph T. Casey	184,351	(a)(c)(d)	*

Stephen E. Frank	100,669	(a)(c)	*

Claire W. Gargalli	87,782	(a)(c)	*

James A. Herrman	213,975	(a)	*

Michael E. Keane	591,414	(a)(b)(e)	*

Lydia H. Kennard	26,401	(a)	*

Allen J. Lauer	31,048	(a)(c)(f)	*

Thomas O. Miller	280,136	(a)	*

Steven B. Sample	54,135	(a)(c)(g)	*

William D. Walsh	193,285	(a)(c)(h)	*

Larry D. Yost	40,539	(a)(c)	*

All directors and executive officers (15 persons)	2,841,231		4.6

Beneficial Owner of More Than 5%

Unitrin, Inc.	12,657,764	(i)	20.8

* Less than 1%.

(a)
Includes the following shares of Common Stock subject to outstanding options that were exercisable on March 15, 2004, or become exercisable within 60 days thereafter, pursuant to stock options awarded under UNOVA plans:

Mr. Bishop – 112,332	Mr. Herrman – 168,000	Mr. Miller – 163,000
Mr. Brady – 50,000	Mr. Keane – 411,588	Dr. Sample – 37,500
Mr. Casey – 67,500	Ms. Kennard – 25,000	Mr. Walsh – 61,500
Mr. Frank – 37,500	Mr. Lauer – 27,500	Mr. Yost – 27,500
Ms. Gargalli – 77,500
(b)
Includes 48,500 shares held by The UNOVA Foundation (the "Foundation"). Voting power and investment power with respect to these shares are exercised by the Foundation's officers, who are elected by the directors of the Foundation. The Foundation's directors are currently Messrs. Bishop, Brady, and Keane. Such individuals, by virtue of their ability to elect the officers of the Foundation, may be deemed indirectly to beneficially own such shares for certain purposes within the meaning of the SEC regulations referred to above.

(c)
Includes the following shares of Common Stock credited to the directors' deferred accounts as bookkeeping entries under the 2002 Director Stock Option and Fee Plan:

Mr. Casey – 41,588	Dr. Sample – 16,135
Mr. Frank – 56,169	Mr. Walsh – 20,185
Ms. Gargalli – 8,282	Mr. Yost – 13,039
Mr. Lauer – 2,548
(d)
Includes 10,000 shares held by a charitable corporation of which Mr. Casey serves as trustee. Mr. Casey has voting and investment power with respect to such 10,000 shares and may thus be deemed to beneficially own such shares for certain purposes within the meaning of applicable SEC regulations, but disclaims beneficial ownership of those shares.

(e)
Includes 31,475 shares held by the UNOVA Master Pension Trust, a trust organized to hold the assets of certain qualified U.S. pension plans. Voting and investment power with respect to these shares is exercised by a committee appointed by the Board of Directors comprising Mr. Keane and two additional officers of UNOVA.

(f)
Includes 1,000 shares held by a family trust of which Mr. Lauer is a trustee,

(g)
Includes 500 shares held by a family trust of which Dr. Sample is a trustee,

(h)
Includes 111,600 shares held by a family trust of which Mr. Walsh is a trustee.

(i)
Unitrin, Inc. ("Unitrin"), One East Wacker Drive, Chicago, IL 60601, has reported in a filing on Schedule 13D under the Securities and Exchange Act of 1934 (the "Exchange Act") that it shares power to vote and dispose of the UNOVA shares with its wholly owned subsidiary, Trinity Universal Insurance Company. For a description of certain transactions involving UNOVA and Unitrin, see the information under the caption "Certain Relationships and Related Transactions" on page 13, above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based on our review of the reports we have received and written representations that no other reports were required for 2003, we believe that all Section 16(a) reporting requirements applicable to our executive officers and directors in 2003 were satisfied in a timely fashion.

INDEPENDENT AUDITORS

The Audit and Compliance Committee has reappointed the firm of Deloitte & Touche LLP to serve as our independent auditors for the year 2004. Deloitte & Touche LLP has served as our independent auditors since we became a public company in 1997, is familiar with our business and operations, and has offices in most of the countries in which we conduct business. In making this appointment, the Audit and Compliance Committee considered whether the provision of the services other than the services described under "Audit Fees" and "Audit-Related Fees" is compatible with maintaining the independence of Deloitte & Touche LLP, and has concluded that the provision of such services is compatible with maintaining their independence.

Representatives of Deloitte & Touche LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees we paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2003 and 2002 were as follows:

	2003	2002
Audit Fees(a)	$1,461,299	$1,208,500
Audit-Related Fees(b)	5,255	81,500
Total Audit and Audit-Related Fees	1,466,554	1,290,000
Tax Fees(c)	186,720	407,000
Other Fees	0	0

(a)
Includes fees billed for the audit of the Company's annual financial statements for the years ended December 31, 2003 and 2002 included in the Company's annual reports on Form 10-K and for the reviews of interim financial information included in the Company's quarterly reports on Form 10-Q.

(b)
Includes fees billed for consultation services related to internal controls for the year ended December 31, 2003 and consents and filings on Forms 8-K and S-8 for the year ended December 31, 2002.

(c)
Includes fees for review of tax returns and consultations related to tax matters for the years ended December 31, 2003 and 2002.

The Audit and Compliance Committee's policy is that all audit and non-audit services to be performed by UNOVA's independent auditors must be approved in advance. The policy permits the Audit and Compliance Committee to delegate pre-approval authority to one or more of its members and requires any member who pre-approves services pursuant to that authority to report the decision to the full Committee no later than its next scheduled meeting. The Audit and Compliance Committee has delegated such authority to its Chair, Stephen E. Frank.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board of Directors adopted a written charter for the Audit and Compliance Committee, which we amended in 2003 and, as so amended, is set forth as Appendix A to this 2004 Proxy Statement.

In accordance with the provisions of our charter, we have (i) reviewed and discussed UNOVA's audited consolidated financial statements for the year ended December 31, 2003 with management, (ii) discussed with UNOVA's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Codification of Statements on Auditing Standards, AU § 380") as modified or supplemented, and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," as modified or supplemented, and discussed with Deloitte & Touche LLP their independence from UNOVA.

As part of our responsibilities under our charter, we reviewed with UNOVA's General Counsel whether there were any legal matters that have had or are likely to have a material impact on UNOVA's financial statements. We also reviewed UNOVA's compliance with the UNOVA Standards of Conduct.

In addition, we have met with Deloitte & Touche LLP prior to the filing of each of UNOVA's Quarterly Reports on Form 10-Q to discuss the results of their review of the financial information included in those reports.

Management has represented, and Deloitte & Touche LLP has confirmed, to the Committee that UNOVA's financial statements were prepared in accordance with accounting principles generally accepted in the United States.

In performing our oversight function, we relied upon advice and information received in our discussions with UNOVA's management, internal auditors, and independent auditors. This advice and information was obtained at the eight Committee meetings held during the year at which time we engaged both management and Deloitte & Touche LLP in current discussions. During three of these meetings we met separately with UNOVA's internal auditors and then with Deloitte & Touche LLP. Based on the review and discussions referred to above, we have recommended to the Board of Directors that UNOVA's audited consolidated financial statements for the year ended December 31, 2003 be included in UNOVA's Annual Report on Form 10-K for that year.

Dated: March 11, 2004

                      The Audit and Compliance Committee

                      Stephen E. Frank, Chair
                      Joseph T. Casey
                      Allen J. Lauer
                      Steven B. Sample

EXECUTIVE COMPENSATION

Report of the Compensation, Governance and Nominating
Committee on Executive Compensation

UNOVA's executive compensation program is administered by the Compensation, Governance and Nominating Committee of our Board of Directors (the "Committee"). The Committee is composed of four non-management directors who are independent, as determined by the Board, within the meaning of the NYSE listing standards. We are responsible for developing the policies and procedures regarding compensation of UNOVA officers and key employees and setting the amounts of compensation of corporate officers.

Policies and Practices

Our executive compensation program has three principal elements:

•
base annual salary,
•
annual incentive bonuses based primarily on the achievement by UNOVA or its relevant operating unit of pre-established performance goals, and
•
long-term incentives in the form of stock-based awards comprising stock options or restricted stock.

The Company operates in two primary businesses, Automated Data Systems ("ADS") and Industrial Automation Systems ("IAS"). ADS competes with firms in mobile computing solutions, wireless networking, automated data collection systems, barcode label and printing solutions, and related businesses, while IAS competes in the markets for integrated manufacturing systems, metal-cutting productions systems and machine tools. Compensation practices differ significantly in their respective industries, as confirmed by studies performed by our compensation consultants. Accordingly, our policy is to grant a larger percentage of total compensation in the form of stock incentives to ADS executives, and a larger percentage in the form of cash bonuses to IAS executives.

Base Annual Salary

Each year, we ask our independent compensation consultants to survey the executive compensation practices of peer companies. Our consultants reported in July 2002 that among companies that were revising their executive compensation programs due to adverse economic conditions, the median merit increase for 2002 was 3.5 percent, while the average merit increase for all companies was 4.0 percent.

We reviewed the performances of UNOVA's Chief Executive Officer and other executive officers, and compared their base salaries with the base salaries of individuals performing comparable duties at peer companies as reflected in our compensation consultants' report. Based on these factors, in July 2002 we approved an increase in officers' base salaries of approximately 3.5 percent, effective July 1, 2002, for one Named Executive Officer, and effective January 1, 2003, for all other executive officers. This increased Mr. Brady's base salary by $23,000, to an annual rate of $673,000, effective January 1, 2003. In May 2003, we approved an increase of 5 percent in base salary effective July 1, 2003, for the Named Executive Officer whose last increase was July 1, 2002.

Annual Bonuses for 2003

UNOVA's Management Incentive Compensation Plan, which was amended and approved by shareholders at the 2002 Annual Meeting, provides for bonuses based upon a variety of financial objectives that directly relate to our near-term financial goals. The Committee sets the performance goals in advance of each fiscal year. Goals for our operating divisions and the executives associated with those divisions relate to generating profit and cash using the measurements of Business Operating Profit and the ratio of Average Net Working Assets to Sales, and, for some operations, Liquidity. Overall corporate goals for 2003 were (a) improving profitability, (b) restructuring the IAS businesses, and (c) managing our corporate assets so that we remain in compliance with the financial covenants contained in financing agreements with our lenders. For measuring success with respect to those corporate goals, we chose the criteria of Earnings Before Taxes and the ratio of Net Debt to Sales, which were also among the performance criteria approved by shareholders.

The 2003 performance goals for Mr. Brady and other corporate officers who were not heads of operating divisions were based 70 percent on UNOVA achieving Earnings Before Tax goals and 30 percent on achieving specified average Net Debt to Sales ratios. The Named Executive Officers were assigned targets for incentive pay ranging from 80 percent to 100 percent of their annual salaries.

In February 2004, we considered the extent to which UNOVA and its operating entities had met the previously established performance goals. We reviewed the 2003 financial results of UNOVA and its operating divisions and determined that the Named Executive Officers had earned bonuses ranging from 78.4 percent to 125 percent of their targets. Mr. Brady received a bonus of $836,608. The amounts awarded to all of the Named Executive Officers are shown in the Summary Compensation Table on page 25.

Tax Deduction on Compensation in Excess of $1 Million per Year

Section 162(m) of the Internal Revenue Code of 1986 disallows a tax deduction to public companies for compensation for any fiscal year in excess of $1 million paid to the CEO or any of the four other most highly compensated officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

We expect bonuses awarded for 2003 to qualify for the exemption, as they were based on achievement of pre-determined performance goals under a plan approved by the shareholders.

There may be instances in the future when we determine that the interests of UNOVA and its shareholders will be better served by compensation based on other factors. In such circumstances, we may award compensation of which some portion may not be deductible for Federal income tax purposes from UNOVA's gross income.

Stock Ownership Guidelines

In order to assure that the corporate officers have a demonstrable stake in the equity of the Company, the independent directors recommended the adoption of guidelines for ownership by the officers. The guidelines provide that the Chairman and CEO should retain UNOVA Common Stock whose value equals five times his annual base salary before selling or otherwise transferring ownership of such stock. For other executive officers the level is three times annual base salary, and for all other officers the level is one time annual base salary.

Stock Options and Restricted Stock

The Committee has been advised by its compensation consultants that the level of UNOVA's past grants of stock incentives have been consistent with those of peer companies. In May 2003, we reviewed management's recommendations for stock option and restricted stock awards to our officers and key employees. After extensive consideration and discussion, we approved the grant of awards for approximately 1,032,500 shares to our management employees, specifying that if restricted stock were granted, it would be in lieu of an option for three shares of unrestricted stock. The number of shares subject to the awards was based on past practice and the number of shares available under our stock incentive plans. Executive officers generally received half of their award in stock options and half in restricted stock. Mr. Brady received options to purchase 100,000 shares of Common Stock at an exercise price of $7.72 per share, the fair market value of the Common Stock on the date of grant. He also received 33,333 shares of restricted stock, worth $259,331, based on the closing market price of $7.78 per share of the Common Stock on the same day. The awards and the terms of each award made to the Named Executive Officers are shown in the Summary Compensation Table on page 25 and the Options Granted in Last Fiscal Year table on page 27.

Dated: March 10, 2004

                The Compensation, Governance and Nominating Committee

                William D. Walsh, Chair
                Claire W. Gargalli
                Lydia H. Kennard
                Larry D. Yost

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on our Common Stock with the cumulative total return of the Standard & Poor's Midcap 400 Index and a composite line-of-business index designed to reflect the mix of our business segments, for the five-year period ending December 31, 2003. The composite line-of-business index was prepared by combining the Standard & Poor's 1500 Industrial Machinery index, which management believes comprises companies reasonably comparable to our Industrial Automation Systems businesses, and the Standard & Poor's 1500 Electrical Equipment and Instruments index, which management believes comprises companies reasonably comparable to our Automated Data Systems businesses. The composite index is weighted based on relative sales of our businesses for 2003, with 63% representing the Automated Data Systems businesses and 37% representing the Industrial Automation Systems businesses. The graph assumes an investment of $100 at the beginning of the period in our Common Stock, in the S&P Midcap 400 Index, and in the composite line-of-business index prepared as described above. Total shareholder return was calculated on the basis that in each case all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

	INDEXED RETURNS Years Ending
	Base Period
Company or Index
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
UNOVA, Inc.	100.00	71.72	20.00	32.00	33.10	126.62
S&P Midcap 400 Index	100.00	114.72	134.81	133.99	114.54	155.34
S&P Composite Index	100.00	141.49	133.04	104.12	71.52	108.08

SUMMARY COMPENSATION TABLE

The following table sets forth information for the periods indicated concerning compensation paid to the Chief Executive Officer and the four other executive officers of UNOVA who received the highest compensation for services rendered to UNOVA with respect to 2003. The five individuals named in the table are sometimes referred to in this proxy statement as the "Named Executive Officers."

		Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)(a)		Bonus ($)		Restricted Stock Awards ($)(b)		Securities Underlying Options (#)		All Other Compensation ($)(c)

Larry D. Brady Chairman of the Board, President, and CEO	2003 2002 2001	$673,000 455,019 620,220	(d)	$836,608 487,500 189,664	(e) (d)	$259,331 325,000 440,754	(e) (f)	100,000 345,000 189,663	(d) (d)	$2,000 257,971 13,850

Michael E. Keane, Senior VP and CFO	2003 2002 2001	352,000 306,000 327,491	(d)	438,546 431,783 140,206	(d)	97,250 0 61,504	(f)	37,500 109,000 60,088	(d) (d)	2,962 8,942 9,664

Daniel S. Bishop, Senior VP and General Counsel	2003 2002 2001	290,000 280,000 272,500		307,105 297,500 113,330	(d)	0 0 107,629	(f)	0 60,000 28,332	(d)	2,000 13,500 13,850

James A. Herrman, Senior VP; VP of Industrial Automation Systems	2003 2002 2001	300,000 261,000 280,769	(d)	211,734 29,943 70,597		129,669 0 41,008	(f)	0 89,000 0	(d)	4,012 15,377 15,310

Thomas O. Miller, VP; President of Intermec Technologies Corporation	2003 2002 2001	292,893 218,854 272,595	(d)	270,048 274,521 47,388		64,831 0 651,250	(f)	25,000 106,000 0	(d)	11,395 10,791 13,740

(a)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code of 1986, as amended, or otherwise deferred.

(b)
The amounts reported in this column are the values of the shares of Restricted Stock, using the closing market prices of unrestricted Common Stock on the dates of grant. Restricted Stock generally vests in equal installments on the first, second and third anniversaries of the date of grant. If employment terminates because of disability or death, the Restricted Stock will continue to vest. If employment is terminated for any other reason, unvested awards will be forfeited. Unvested Restricted Stock will immediately vest upon a Change of Control (as defined below under the caption "Change of Control Employment Agreements"). Holders of Restricted Stock have the right to vote the shares and to receive any dividends declared on the Common Stock.

  At December 31, 2003, the aggregate Restricted Stock holdings of the Named Executive Officers, valued at $22.95 per share (the closing price of our Common Stock on the NYSE composite tape on that date), were as follows:

    Mr. Brady, 129,856 shares with an aggregate value of $2,980,195;
    Mr. Keane, 17,501 shares with an aggregate value of $401,647;
    Mr. Bishop, 8,749 shares with an aggregate value of $200,790;
    Mr. Herrman, 20,001 shares with an aggregate value of $459,023; and
    Mr. Miller, 49,230 shares with an aggregate value of $1,129,829.

  These amounts do not include shares originally issued as Restricted Stock as to which the restrictions have been removed by virtue of the lapse of time or satisfaction of other requirements.

(c)
Included in this column for 2003 are the following: (i) present value costs of our portion of the 2003 premium for split-dollar life insurance for Mr. Keane of $962, for Mr. Herrman of $2,012, and for Mr. Miller of $995;

  (ii) our matching contributions of $2,000 made to the respective accounts of the Named Executive Officers under our 401(k) plan; and (iii) the amount of $8,400 paid to Mr. Miller by Intermec Technologies Corporation pursuant to an executive flexible benefits plan.

(d)
We offered our officers the opportunity to receive up to 50% of the cash compensation paid in 2002 (comprising both base salary for 2002 and any bonus awarded for 2001) in the form of options to purchase Common Stock. For each $1.00 of bonus or base salary the officer elected to receive in this form, the officer received on April 15, 2002, an option to purchase one share of our Common Stock at $7.25, its fair market value on that date. Elections to receive these options were required to be made prior to January 1, 2002. Amounts of cash and stock options received as a portion of bonuses for 2001 are set forth in the columns for 2001 entitled "Bonus" and "Securities Underlying Options," as applicable. Amounts of cash and stock options received as a portion of base salary for 2002 are set forth in the columns for 2002 entitled "Salary" and "Securities Underlying Options," as applicable. These options vested and were fully exercisable upon their grant. If not exercised, they will expire five years after their grant date.

(e)
In accordance with Mr. Brady's request, his total bonus for 2002 was paid $487,500 in cash and the remainder of $325,000 by an award of Restricted Stock. The number of shares of Restricted Stock so issued to Mr. Brady was 60,690 shares valued at $5.355, the fair market value of the Common Stock on February 14, 2003, the grant date.

(f)
In 2001, we made an offer to employees who held certain employee stock options to exchange these stock options for shares of our Restricted Stock (the "Voluntary Exchange Program") at an exchange ratio of one share of Restricted Stock for each four shares subject to options exchanged. The Restricted Stock values reported in the table above for fiscal 2001 include the following shares issued in the Voluntary Exchange Program at $4.10 per share (the fair market value of our Common Stock on October 8, 2001): Mr. Brady, 107,501 shares; Mr. Keane, 15,001 shares; Mr. Bishop, 26,251 shares; Mr. Herrman, 10,002 shares; and Mr. Miller, 12,500 shares. The value reported for Mr. Miller also includes 110,193 shares of Restricted Stock issued to him on July 11, 2001, at $5.445 per share.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows stock option grants with respect to shares of Common Stock under our 1999 Stock Incentive Plan to the Named Executive Officers during the 2003 fiscal year.

Name	Number of Options Granted in 2003(a)		Percentage of Total Options Granted to Employees in 2003	Exercise Price ($/sh)	Expiration Date	Grant Date Present Value ($)(b)

Larry D. Brady	12,953 87,047	(c) (d)	2.86 19.24	7.7200 7.7200	05/08/2013 05/08/2013	$67,113 451,013

	100,000		22.11			518,126

Michael E. Keane	7,500 30,000 6.63	(c) (e)	1.66	7.7200 7.7200	05/08/2013 05/08/2013	38,859 155,438

	37,500		8.29			194,297

Daniel S. Bishop	0		0	—	—	0

James A. Herrman	0		0	—	—	0

Thomas O. Miller	12,973 12,027	(f) (g)	2.87 2.66	7.7200 7.7200	05/08/2013 05/08/2013	67,216 62,315

	25,000		5.53			129,532

(a)
All options granted to the Named Executive Officers were granted at the fair market value of Common Stock on the date of the grant. These options permit payment of the exercise price and any withholding tax due upon exercise by the surrender of already owned shares of our Common Stock having a fair market value equal to the exercise price or the amount of withholding tax and also permit payment of withholding tax by applying shares otherwise issuable upon exercise. All such options become immediately exercisable upon the occurrence of certain events resulting in a Change in Control of UNOVA, and accelerated vesting schedules become applicable in the event of the death of the optionee while in the employ of the UNOVA. Change in Control has the meaning discussed under "Change of Control Employment Agreements," below.

(b)
The Black-Scholes model was used to determine the grant date present value of UNOVA stock options. This method requires the assumption of certain values that affect the option price. The values that were used in this model are the volatility of the stock price of UNOVA Common Stock and the estimate of the risk-free interest rate. Since we do not pay a cash dividend, no yield on our Common Stock was assumed. For purposes of the model used to value the options in this table, a weighted average volatility factor of 53.51% for UNOVA, determined from historical stock price fluctuations, and a 3.57% weighted average risk-free interest rate determined from market information prevailing on the grant date were used. No adjustments were made for the nontransferability or risk of forfeiture of the stock options. This model allocates the valuation evenly over the vesting schedule. There is no assurance that these assumptions will prove true in the future. The actual value of the options depends on the market price of our Common Stock at the date of exercise, which may vary from the theoretical value indicated in the table.

(c)
Incentive stock options, which become exercisable on May 8, 2008.

(d)
Nonqualified stock options. These options become exercisable in four equal installments of 20,000 shares on May 8, 2004, May 8, 2005, May 8, 2006, and May 8, 2007, and one installment of 7,047 shares on May 8, 2008.

(e)
Nonqualified stock options. These options become exercisable in four equal annual installments of 7,500 shares on May 8, 2004, May 8, 2005, May 8, 2006 and May 8, 2007.

(f)
Incentive stock options. These options become exercisable in one installment of 1,173 shares on May 8, 2004, two equal installments of 3,400 shares on May 8, 2005 and May 8, 2006, and one installment of 5,000 shares on May 8, 2008.

(g)
Nonqualified stock options. These options become exercisable in one installment of 3,827 shares on May 8, 2004, one installment of 5,000 shares on May 8, 2005, and two equal installments of 1,600 shares on May 8, 2006 and May 8, 2007.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table indicates the number and the value of stock options held by each of the Named Executive Officers at December 31, 2003, based on the reported closing price of Common Stock on that date of $22.95.

			Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Larry D. Brady	434,663	$6,977,209	130,000	320,000	$2,343,250	$5,268,000

Michael E. Keane	0	0	389,088	147,500	4,135,678	2,443,625

Daniel S. Bishop	0	0	100,332	88,000	1,757,312	1,498,000

James A. Herrman	0	0	155,000	89,000	2,040,224	1,503,763

Thomas O. Miller	0	0	152,000	94,000	2,054,544	1,534,793

All options shown in the table were granted at the fair market value on the date of grant under the UNOVA, Inc. 1997 Stock Incentive Plan and 1999 Stock Incentive Plan, both of which were approved by the shareholders at prior annual meetings. We have not issued shares of our Common Stock under any equity-based compensation plan or arrangement that was not approved by our shareholders.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

We have entered into change of control employment agreements with Messrs. Brady, Keane, Bishop, Herrman, and Miller and certain additional officers (collectively, the "Agreements"). The Agreements become effective only upon the occurrence of a Change of Control, which includes substantially those events described below. Absent a Change of Control, the Agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits.

Generally, under the Agreements, a Change of Control is deemed to have occurred if: (a) a majority of the Board becomes composed of persons other than persons for whose election proxies have been solicited by the Board, or other than persons who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of our outstanding voting stock, other than as a result of our repurchase of our voting stock; (c) our shareholders approve a merger, reorganization, consolidation with another party (other than certain limited types of mergers), or sale or other disposition of all or substantially all of our assets; or (d) our shareholders approve our liquidation or dissolution.

The Agreements generally provide that for three years after a Change of Control, there will be no adverse change in the executive's salary, bonus opportunity, benefits, or location of employment. If, during this period following a Change of Control, the Company terminates the executive's employment other than for cause, or if the executive terminates his or her employment for good reason (including compensation reductions, demotions, relocation, and excessive travel requirements), or voluntarily during the 30-day period following the first anniversary of a Change of Control which results in a change in the composition of a majority of our Board of Directors (or, if later, the first anniversary of such change in the composition of the Board), the executive is entitled to receive an accrued salary and annual incentive payment through the date of the termination and, except in the event of death or disability, a lump-sum severance payment equal to three times the sum of the executive's base salary and annual bonus. Compensation is also paid for certain pension, insurance, and other welfare plan benefits. Further, we are required to make an additional payment in such amount so that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no federal excise tax had been imposed. In the event of termination of employment by reason of death or disability or for cause, the Agreements terminate and our sole obligation is to pay any amounts previously accrued under the Agreements.

Change of control employment agreements with officers at the level of Vice President have terms not as favorable to the officer as those described above—for example, the term of employment following a Change of Control is two, rather than three, years.

RETIREMENT BENEFITS

We maintain a Supplemental Executive Retirement Plan (the "SERP") to provide retirement benefits to selected officers and other key employees designated by the Compensation, Governance and Nominating Committee upon the recommendation of the Chief Executive Officer.

The SERP is noncontributory and unfunded.

Covered compensation under the SERP is cash compensation (including deferred salary) and bonuses including any amount of cash compensation which a participant elects to forego in order to receive shares of our Common Stock (including Restricted Stock) or options to purchase our Common Stock. Covered compensation does not include extraordinary items such as compensation recognized upon exercise of employee stock options or bonuses paid for the accomplishment of a particular non-ordinary course transaction or circumstance.

The SERP provides certain benefits in the event of the death or disability of the participant as well as special survivors' benefits payable to specified beneficiaries upon the occurrence of the death of the participant prior to age 62 while employed by us.

In the event of a Change of Control, a participant in the SERP will be entitled to a lump sum payment of the retirement benefit which would have been payable to the participant at the later of the age of 62 or the actual age of the participant at the time of the Change of Control, unless the committee that administers such arrangement determines to defer the payment of this amount.

All of the Named Executive Officers participate in the SERP. A participant in the SERP does not vest in a retirement benefit until the participant has reached the age of 60 while employed by us and has completed 15 years of service, and the participant may not begin receiving a retirement benefit until the participant has reached age 62. Under this plan a participant's annual retirement benefit is the actuarial equivalent, as of the age of the participant at retirement, of the following computation: (a) 1.6% of "average earnings" of the participant up to $125,000 (which amount is adjusted annually for inflation and was $162,216 at January 1, 2004) plus (b) 2.2% of "average earnings" in excess of such amount, the sum of (a) plus (b) then being multiplied by the participant's number of credited years of service (not to exceed 25). Average earnings for purposes of this plan is the average amount of covered compensation received or deemed to have been received by the participant in the three consecutive 12-month periods in which the participant's compensation was highest during the final 120 months of the participant's employment.

There will be offset from the annual retirement benefit computed in accordance with the previous paragraph the amount of benefits which the participant earned or could have earned under other retirement plans we sponsored (the "Offset Amount"). The Offset Amount is based on the benefits which would have been received by the employee if he or she was eligible to participate and had participated at all times in our other retirement plans to the maximum extent permitted (regardless of the degree of actual participation). The amount of the participant's Social Security primary benefit at age 65 is also included in the Offset Amount.

The Offset Amount comprises:

•
The amount which the participant receives (or could have received if the participant had participated at all times to the maximum extent permitted) under the UNOVA Pension Plan. An employee's contributions to our 401(k) plan of up to 4% of his or her covered compensation will enable the participant to receive the maximum benefit under the UNOVA Pension Plan. The amount of a participant's annual benefit under the UNOVA Pension Plan is the higher of (i) 60% of the participant's voluntary deposits up to 4% of covered compensation during the period of his or her employment prior to June 1, 2001 and 62% of such deposits made on or after June 1, 2001, or (ii) 85% of such deposits minus 75% of the participant's estimated Social Security primary benefit at age 65 assuming the participant is fully vested; plus

•
The amount which the participant would receive as a retirement benefit under the Restoration Plan, which is intended to restore the employee-provided benefit under the UNOVA Pension Plan to those who are unable, as a result of limitations in the Internal

  Revenue Code relating to the maximum amount which an employee may contribute to a 401(k) plan, to contribute a full 8% of covered compensation to the contributory plan.

The SERP provides that service with UNOVA's predecessor companies is included in credited years of service. For purposes of the SERP, as of March 15, 2004, Mr. Keane had 22 credited years of service, Mr. Bishop had 23 credited years of service, Mr. Herrman had 14 credited years of service, and Mr. Miller had 22 credited years of service. Mr. Brady has 25 credited years of service, which includes 22 years during which Mr. Brady was employed by FMC Corporation and covered by FMC's retirement arrangements. For purposes of determining Mr. Brady's "average earnings," his final 120 months of employment will include the appropriate number of months of employment by FMC immediately preceding the commencement of his service with UNOVA.

The following table indicates the approximate combined annual retirement benefit which would be received by a participant in the SERP representing the sum of: (a) the employer-provided benefit under the UNOVA Pension Plan; (b) the benefit under the Restoration Plan; and (c) the benefit under the SERP based on retirement at age 65, full participation at all relevant times in the UNOVA Pension Plan, and election of a benefit in the form of a single life annuity. The amounts shown in this table would be reduced by the amount of the participant's Social Security benefit. The amount shown would also, in the case of Mr. Brady, be reduced by the amount of any pension benefit he receives under the retirement plans of his former employer, FMC Corporation.

PENSION PLAN TABLE

	Years of Service

Average Earnings	15	20	25 or more

$ 200,000	$51,809	$69,079	$86,349

400,000	117,809	157,079	196,349

600,000	183,809	245,079	306,349

800,000	249,809	333,079	416,349

1,000,000	315,809	421,079	526,349

1,200,000	381,809	509,079	636,349

1,400,000	447,809	597,079	746,349

1,600,000	513,809	685,079	856,349

1,800,000	579,809	773,079	966,349

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information, as of December 31, 2003, concerning securities authorized for issuance under equity compensation plans. It does not include the additional shares that may be issuable under the proposed 2004 Omnibus Incentive Compensation Plan that is the subject of Proposal 2 of this proxy statement.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by shareholders	4,744,555	$10.50	2,509,676	*

Equity compensation plans not approved by shareholders	—	—	—

*
Includes 898,785 shares available under the 1999 and 2001 Stock Incentive Plans, which provide for incentive awards in the form of stock options, with or without related stock appreciation rights, or in the form of restricted stock. Restricted shares issued under these plans vest in three equal installments at each of the first three anniversaries of the date of grant. Also includes 1,277,139 shares available under the Employee Stock Purchase Plan and 333,752 shares available under the 2002 Director Stock Option and Fee Plan. The directors' plan allows for certain annual retainer fees and meeting fees to be paid in the form of Common Stock or deferred stock units. See "Director Compensation Policies," at page 12.

PROPOSAL 2
APPROVAL OF THE UNOVA, INC. 2004 OMNIBUS
INCENTIVE COMPENSATION PLAN

The Board of Directors has adopted the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan (the "Plan") and is recommending that shareholders approve the Plan at the Annual Meeting.

Given the recent changes to the NYSE listing requirements and the expected changes in the way stock options are to be expensed, and in order to give the Company the required flexibility to work with a variety of incentive vehicles in response to unanticipated events as well as changing conditions, the Compensation, Governance and Nominating Committee has decided that it would be appropriate to implement a more comprehensive incentive plan.

The Board of Directors has elected to propose a new incentive compensation plan at this time in order to:

•
present shareholders with the opportunity to assess and approve all forms of incentive compensation provided by UNOVA; and
•
obtain the requisite shareholder approval in order to retain the deductibility of certain performance-based compensation under Section 162(m) of the Internal Revenue Code.

The purpose of the Plan is to promote the long-term interests of UNOVA and its shareholders by strengthening UNOVA's ability to attract and retain employees upon whose judgment, initiative, and efforts its financial success and growth depend.

The Plan permits the grant of the following types of awards:

•
stock options,
•
stock appreciation rights ("SARs"),
•
restricted stock,
•
restricted stock units,
•
performance shares and performance units,
•
cash-based and other stock-based awards, and
•
annual incentive awards.

Shareholder approval of the Plan will permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code.

A summary of the principle features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan, which is included as Appendix C to this proxy statement.

Shares Available for Issuance

The Plan authorizes a share pool of three million (3,000,000) shares of UNOVA's Common Stock.

If an option granted under the Plan expires or is terminated, surrendered, or canceled without having been fully exercised, or if restricted stock, restricted stock units, performance awards or SARs granted under the Plan are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such awards will again be available for use under the Plan. If a SAR is settled in shares, the excess of the number of shares covered by the SAR over the number of shares issued in settlement of the SAR will again be available for use under the Plan. The number of shares that are transferred to the Company by a participant to pay the exercise or purchase price of an award will be subtracted from the number of shares issued with respect to such award for the purpose of counting shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of an award will not be counted as used. Shares covered by an award granted under the Plan that is settled in cash will not be counted as used.

Administration and Eligibility

The Plan will be administered by the Compensation, Governance and Nominating Committee of the Board of Directors (the "Committee"). Individuals potentially eligible to receive awards under the Plan include officers and other salaried, non-represented employees of the Company and its subsidiaries and affiliates. There are currently approximately 4,000 employees eligible to participate. Classes of eligible employees will be recommended to the Committee by management annually. Those classes are subject to change from time to time depending on business needs. The Committee will determine the types of awards to be granted, prescribe the terms and conditions of all awards, and construe and interpret the terms of the Plan. All decisions made by the Committee will be final, binding, and conclusive. Subject to certain restrictions, the Committee may delegate its powers under the Plan to anyone, including one or more of our executive officers.

Types of Awards

The forms of awards are described in greater detail below.

Stock Options

The Committee is authorized to grant stock options, which may be either nonqualified stock options or incentive stock options, which qualify for special treatment under the Internal Revenue Code.

The exercise price of any stock option must be equal to or greater than the fair market value of the Common Stock on the date the stock option is granted. The term of a stock option cannot exceed ten (10) years (except that options granted to employees who are employed outside the United States may be granted options with a longer term to take advantage of certain beneficial tax regulations in certain foreign countries). Incentive stock options are required to vest no less rapidly than the rate of twenty percent (20%) per year. Subject to the specific terms of the Plan, the Committee will have discretion to set such additional limitations on option grants as it deems appropriate.

Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant's employment. The termination provisions will be determined within the discretion of the Committee, may not be uniform among all participants, and may reflect distinctions based on the reasons for termination of employment.

Upon the exercise of an option granted under the Plan, the option price is payable in full to UNOVA by one of the following methods: (a) in cash or its equivalent, (b) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the aggregate exercise price (provided such shares have been held for at least 6 months prior to their tender), (c) if permitted in the award agreement, a combination of the preceding methods, or (d) any other method approved by the Committee in its discretion.

The maximum number of options that may be granted in any fiscal year to any participant is 750,000.

SARs

A SAR entitles the participant to surrender any then-exercisable portion of the SAR and, if applicable, the related option. In exchange, the participant receives an amount equal to the product of (i) the excess of the fair market value of a share of Common Stock on the date of surrender over the fair market value of a share of Common Stock on the date the SAR was issued, or, if the SAR is related to an option, the per-share exercise price of the option, and (ii) the number of shares of Common Stock subject to the SAR, and, if applicable, the related option that is surrendered. Subject to the discretion of the Committee, payment of a SAR may be made (i) in cash; (ii) in shares of Common Stock; or (iii) in a combination of both (i) and (ii).

The Committee may, in its discretion, grant a SAR to a participant either alone or in connection with the grant of an option. The terms and conditions of the award will be set forth in an award agreement. SARs may be exercised at such times and be subject to such other terms, conditions, and provisions as the Committee may impose. SARs that are granted in tandem with an option may only be exercised upon the surrender of an equivalent portion of the related option and may be exercised only with respect to the shares of Common Stock for which the related option is then exercisable. The Committee may establish a maximum amount per share that would be payable upon exercise of a SAR.

The maximum number of SARs that may be granted in any fiscal year to any participant is 750,000.

Restricted Stock

Restricted stock is Common Stock that may not be sold, pledged, assigned, or otherwise transferred until such time, or until the satisfaction of such other terms, conditions, and provisions, as the Committee may determine. Generally, awards of time-based restricted stock will be subject to a three-year vesting period; however, five percent (5%) of the share authorization pool (150,000 shares) may be used to grant time-based restricted stock with a vesting perod of less than three (3) years. Awards of performance-based restricted stock will be subject to a performance cycle of not less than one year.

When the period of restriction on restricted stock terminates, the unrestricted shares of Common Stock are delivered. Unless the Committee otherwise determines at the time of grant, restricted stock confers on the participant full voting rights and other rights as a shareholder, including rights to receive any dividends and other distributions declared on the Common Stock. At the time an award of restricted stock is granted, the Committee may determine that the payment to the participant of dividends will be deferred until the lapsing of the restrictions imposed upon the shares. The deferred dividends will be subject to the same forfeiture restrictions and restrictions on transferability as the restricted stock with respect to which they were paid.

The Committee may grant awards of performance-based restricted stock. The terms and conditions of such awards would be set forth in an award agreement. Such awards will be earned only if performance goals established for performance periods are met. Upon the lapse of the restrictions, the Committee will deliver a stock certificate or evidence of book-entry shares to the participant.

The maximum number of shares of restricted stock that may be granted in any fiscal year to any participant is 250,000.

Restricted Stock Units

Each restricted stock unit will represent the right of the participant to receive a payment upon vesting of the stock unit or on any later date specified by the Committee. The payment will equal the fair market value of a share as of the date the restricted stock unit was granted, the vesting date, or such other date as determined by the Committee at the time the stock unit was granted. At the time of grant, the Committee may provide a limitation on the amount payable in respect of each restricted stock unit. The Committee may provide for payment in respect of restricted stock unit awards (i) in cash, (ii) in shares of Common Stock having a fair market value equal to the payment to which the participant has become entitled, or (iii) in a combination of both (i) and (ii).

The maximum number of restricted stock units that may be granted in any fiscal year to any participant is 250,000.

Performance Shares and Performance Units

Performance share awards and performance unit awards may be granted under the Plan. Such awards are earned only if performance goals established for performance periods are met. At the time of grant, the Committee may establish a maximum amount payable in respect to a vested performance share or performance unit. The Commitee may provide for payment (i) in cash, (ii) in shares of Common Stock having a fair market value equal to the payment to which the participant has become entitled, or (iii) in a combination of both (i) and (ii).

The maximum aggregate number of performance shares/performance units that may be granted in any fiscal year to any participant is 250,000 shares or an amount equal to the value of 250,000 shares.

Cash-Based Awards

The Committee may make cash-based awards to participants as additional compensation for service to the Company or a subsidiary or affiliate. Cash-based awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

The maximum value that may be granted in any fiscal year to any participant is the value of 100,000 shares.

Other Stock-Based Awards

The Committee may award shares to participants as additional compensation for service to the Company or a subsidiary. Stock-based awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

The maximum number of stock-based awards that may be granted in any fiscal year to any participant is 100,000.

Annual Incentive Awards

The Committee has the authority to grant annual incentive awards to officers and other employees.

  •
  Performance Objectives

Performance awards under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code, including, but not limited to (a) net earnings or net income (before or after taxes), (b) earnings per share (basic or fully diluted), (c) net sales growth or bookings growth, (d) net operating profit, (e) return measures (including, but not limited to, return on assets, capital, net capital utilized, equity, or sales), (f) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), (g) earnings before or after taxes, interest, depreciation, and/or amortization, (h) gross or operating margins, (i) productivity ratios, (j) efficiency ratios, (k) share price (including, but not limited to, growth measures and total shareholder return), (l) expense targets, (m) margins, (n) operating efficiency, (p) capital efficiency, (q) strategic targets, (r) economic profit, (s) customer satisfaction, (t) working capital targets, (u) cash value added ("CVA"), (v) economic value added ("EVA®"), or (w) any combination of the foregoing ("Performance Measures").

Any Performance Measure may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Measure may be adjusted to include or exclude special items.

  •
  Covered Employees

The Committee has the authority to grant annual incentive awards to Covered Employees, as that term is defined in the Plan. Such participants are eligible to receive a cash payment determined as a percentage of an incentive pool. The incentive pool will be established by taking the greater of (a) 10% of gross profit, (b) 10% of the consolidated operating earnings, (c) 10% of the operating cash flow, or (d) 10% of the net income for a fiscal year. The terms and conditions of annual incentive awards will be as determined by the Committee.

A Covered Employee may not receive more than twenty-five percent (25%) of the annual incentive pool. The sum of the annual incentive pool percentages for all eligible officers cannot exceed one hundred percent (100%) of the total incentive pool for the year.

Covered Employees' annual incentive awards will be determined by the Committee based on the individual participant's allocated portion of the incentive pool, subject to reduction in the discretion of the Committee. In no event may the portion of the incentive pool allocated to a participant be increased in any way, including as a result of the reduction of any other participant's allocated portion.

Fair Market Value

For purposes of the Plan, fair market value generally will be determined by the Committee by reference to sale prices on the Common Stock on the NYSE and other appropriate measures.

Amendment of the Plan

The Board has the right and power to amend the Plan; provided, however, that the Board may not amend the Plan in a manner that would impair or adversely affect the rights of the holder of an award without the holder's consent. No material amendment of the Plan would be made without shareholder approval.

Termination of the Plan

The Board may terminate the Plan at any time. Termination may not in any manner impair or adversely affect any awards outstanding at the time of termination.

Committee's Right to Modify Benefits

The Committee may grant awards on terms and conditions different than those specified in the Plan to comply with the laws and regulations of any foreign jurisdiction, or to make the awards more effective incentives under such laws and regulations.

Repricing of Options or SARs

Unless the Company's shareholders approve such adjustment, the Committee will not have authority to make any adjustments to options or SARS that would reduce or would have the effect of reducing the exercise price of an option or SAR previously granted under the Plan.

Duration of the Plan

Awards may be made under the Plan during a ten-year period beginning on the effective date. The Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the Plan, and all performance periods for performance-based awards granted thereunder have been completed.

Federal Income Tax Consequences

The Company has been advised by counsel that the federal income tax consequences as they relate to awards are as follows.

Incentive Stock Options ("ISOs")

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of shares underlying ISOs, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of those shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rate if the optionee has not disposed of the stock within two (2) years after the date of the grant of the ISO and has held the shares for at least one (1) year after the date of exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies. The exercise of an ISO may in some cases trigger liability for the alternative minimum tax. If an optionee sells the shares received upon exercise of an ISO before having held them for at least one (1) year after the date of exercise and two (2) years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of (i) the gain realized upon the sale, or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

Nonqualified Stock Options ("NQSOs")

An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

Restricted Stock

A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if at that time the participant had filed a timely election to accelerate recognition of income).

Other Benefits

In the case of an exercise of a SAR or an award of restricted stock units, performance stock, performance units, cash-based awards, or other stock-based awards, the participant generally recognizes ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Million Dollar Deduction Limit

The Company may not deduct compensation of more than one million ($1,000,000) dollars that is paid to an individual who, on the last day of the taxable year, is either the Company's chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company's proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that awards in the form of stock options, performance-based restricted stock and stock units, performance shares, performance units, SARs, and cash payments under annual incentive awards constitute qualified performance-based compensation and, as such, will be exempt from the one million ($1,000,000) dollar limitation on deductible compensation.

Miscellaneous

A new benefits table is not provided because no grants have been made under the Plan and all awards and grants are discretionary. On March 15, 2004, the closing price of a share of the Common Stock was $21.29.

Approval by Shareholders

In order to be adopted, the Plan must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the meeting and entitled to vote.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote FOR approval of the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan.

PROPOSAL 3
SHAREHOLDER PROPOSAL
ON DECLASSIFICATION OF THE BOARD OF DIRECTORS

Mr. Harold J. Mathis, of P.O. Box 1209, Richmond, Texas 77406-1209, who owns 200 shares of UNOVA Common Stock, has advised the Company that he intends to present a shareholder proposal at the Annual Meeting. The proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of UNOVA stock present in person or by proxy and entitled to vote at the Annual Meeting. However, such approval would not automatically repeal the classification provisions found in the Certificate of Incorporation and By-Laws. It would serve as a recommendation to the Board. Amendment of the Certificate of Incorporation to eliminate classification would require approval by the Board and, in a separate vote, by the holders of at least 80 percent of the outstanding shares of stock.

Shareholder Resolution

  RESOLVED:    That the stockholders of UNOVA, Inc., assembled in annual meeting in person or by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent elections shall also be on an annual basis.

Proponent's Supporting Statement

It is this proponent's belief that classification of the Board of Directors is not in the best interest of UNOVA, Inc. and its shareholders. This proponent also believes that it makes a Board less accountable to shareholders when all directors do not stand for election each year; the piecemeal election insulating directors and senior management from the impact of poor performance.

The Council of Institutional Investors' (http://www.cii.org/) Shareholders Bill of Rights recommends:

  1)
  Annual Election of all directors
  2)
  Adoption of shareholder resolutions that receive a majority of votes cast

This proponent's research indicates that the following NYSE-listed companies elect all directors each year: ChevronTexaco, American International Group, Halliburton, TXU, Con Edison, CSX Corp., Motorola, General Motors, Nicor, Inc., ExxonMobil, ADM, J.P. Morgan Chase & Co., Xerox, Bristol-Myers Squibb, Advanced Micro Devices, Ford Motor Co., Bank of America, Altria Group, Freeport-McMoRan Copper & Gold, American Express, Johnson & Johnson, Tyson Foods, Hewlett-Packard, Co., AT&T, Southern Co., Weingarten Realty, Schlumberger, Home Depot, Wells Fargo & Co., Citigroup, Walt Disney Co., IBM, and General Electric.

The WALL STREET JOURNAL reports that

  "Weak Boardrooms and Weak Stocks Go Hand in Hand."

  September 9, 2003

Classified boards are rapidly becoming a thing of the past as more companies demonstrate a greater commitment to principles of corporate democracy, adhering to policies that maximize accountability to shareholders.

Why should UNOVA, Inc. shareholders continue the piecemeal approach of waiting three years to complete their evaluation of the entire Board?

REGISTER YOUR VIEWS ON THE TOTAL BOARD'S PERFORMANCE EACH YEAR.

Protect your investment through better corporate governance and board accountability. Vote YES to evaluate director performance each year.

IF YOU AGREE, PLEASE SIGN AND MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL: otherwise, except for broker non-votes, it will automatically be cast as a vote against. Marking the "abstain" box will have the same effect as a vote against this proposal.

Board of Directors' Response

As provided in the Company's Certificate of Incorporation and By-Laws, the Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves a term of three years, with one class standing for election each year. This is commonly called a "classified" board and is similar to the structure of the U.S. Senate.

The Compensation, Governance and Nominating Committee of the Board, which consists of four independent, non-management directors, recommended to the full Board that it oppose this proposal. The Board agreed with this recommendation, for the following reasons:

•
Continuity and stability. The Board of Directors believes it is in the best interest of the Company and our shareholders to maintain a high level of experience and continuity within the Board. Each member needs an in-depth understanding of our business, future plans and strategic position. The classified structure of the Board is designed to ensure that directors have the opportunity to develop this level of experience. After each election, at least two-thirds of the Board members have had one year or more of experience as a director of the Company. This structure also serves to prevent abrupt changes in corporate policy based on short-term objectives.

•
Independence. All of our directors, with the exception of the Chairman, are independent outside directors. The Board believes that electing directors to three-year terms protects our independent directors from short-term goals often advocated by special interest groups who might have an agenda contrary to the long-term interests of all shareholders.

•
Accountability. We do not believe that classified boards are less accountable to shareholders than non-classified boards. All directors have the same fiduciary duties to their companies and shareholders, regardless of the length of their terms of office. Annual elections cannot ensure that all directors will fulfill their duty.

•
Value protection. A classified board structure enhances that board's ability to negotiate the best results for shareholders in the event of a hostile takeover attempt. It encourages a person seeking to gain control to negotiate with the board because at least two annual shareholders meetings generally are required to effect a change in control of the board. This gives the incumbent directors the time and leverage necessary to evaluate the adequacy and fairness of a takeover proposal, negotiate on behalf of shareholders and weigh alternative methods of maximizing stock value for all shareholders. Historically, shareholders have received higher takeover premiums when potential acquirers have been forced to negotiate a fair deal with the board of directors. See "Corporate Governance Out of Focus: The Debate Over Classified Boards," The Business Lawyer, May 1999, at page 1049.

•
Shared shareholders' interest. Our directors are also shareholders and share the interests of other shareholders. Our director compensation program, under which all of a director's annual retainer is paid in stock, further aligns these interests. This provides a continuing incentive to increase shareholder value and promote UNOVA's long-term success.

•
Quality corporate governance. The Board believes the best corporate governance results from having an active, independent board composed of individuals with relevant expertise and the highest integrity. Our culture of free, open and independent debate makes for a strong Board.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote AGAINST Proposal 3.

CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF

UNOVA, INC.

As Amended November 2003

I.     PURPOSES

  The Audit and Compliance Committee was established by the Board of Directors of UNOVA, Inc. to assist the Board in fulfilling its oversight responsibilities relating to corporate accounting and financial management, reporting procedures and practices, and the Corporation's Standards of Conduct. The Committee's primary purposes are to:

  A.
  assist the Board's oversight of (1) the integrity of the Corporation's financial statements, (2) the Corporation's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, (4) the performance of the Corporation's internal audit function and independent auditors, and (5) the Corporation's Standards of Conduct;

  B.
  prepare the report of the Audit and Compliance Committee as required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement; and

  C.
  provide an avenue of communication among the Board, independent auditors, management, and the internal audit department on matters relating to the Corporation's financial reporting, internal controls, and ethics and compliance.

II.    COMPOSITION; QUALIFICATIONS OF MEMBERS

  A.
  The Committee shall be appointed for a one-year term at the annual organization meeting of the Board of Directors and shall comprise at least three members of the Board of Directors, one of whom shall be appointed Committee Chair.

  B.
  No Committee member shall have any relationship to the Corporation that may interfere with the exercise of his or her independence from management and the Corporation. Accordingly,

  1.
  each Committee member shall qualify as "independent" pursuant to Sections 303A(2) and 303A(7)(b) of the New York Stock Exchange Listed Company Manual as in effect from time to time;

  2.
  a member may not, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee,

  (a)
  accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries, provided that compensatory fees do not include fixed amounts of compensation (including deferred compensation) under a retirement plan for prior service with the Corporation, unless such compensation is contingent in any way on continued service; or

  (b)
  be an affiliated person of the Corporation or any of its subsidiaries.

  C.
  Each Committee member shall be "financially literate" (as the term may be defined by the Board in its business judgment) or shall become financially literate within a reasonable period of time following appointment to the Committee.

  D.
  At least one member of the Committee shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

III.  MEETINGS

  A.
  The Committee shall meet at least four times annually and shall report the matters acted upon at the following meeting of the Board of Directors.

  B.
  The Committee Chair shall have the authority to call such meetings of the Committee as he or she deems necessary or desirable and shall approve an agenda in advance of each meeting.

  C.
  Members of the Audit and Compliance Committee are expected to be present at all Committee meetings.

  D.
  At each of its meetings, the Committee shall allow the Corporation's management, internal audit director, and independent auditors full access to the Committee to report on any and all appropriate matters. Periodically, the Committee shall meet in separate executive sessions to discuss any matters that any such party wishes to be discussed privately.

IV.    DUTIES AND RESPONSIBILITIES

  A.    Review Procedures

    The Committee shall:

    1.
    review and reassess the adequacy of this Charter at least annually and make any necessary changes for adoption by the Committee, informing the Board of such changes;

    2.
    review and discuss any matter including those brought to the attention of the Committee by the independent auditors as a result of the auditors' review of the Corporation's quarterly and annual financial statements, significant comments and recommendations, and audit problems or difficulties reported by the independent auditors and the internal audit director, together with management's responses thereto, in connection with the Committee's review of the Corporation's quarterly and annual financial statements or at any other time as appropriate;

    3.
    investigate any improper influence on audits and resolve any disagreements between the independent auditors and management;

    4.
    review and discuss the Corporation's annual audited financial statements and quarterly financial statements with the independent auditors and management, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations," and discuss with the independent auditors any matters required to be discussed pursuant to the

      Statement on Auditing Standards No. 61, "Audit Committee Communications," as such audit statement may be modified or supplemented;

    5.
    review with the independent auditors and management the Corporation's report of its internal control structure and procedures for financial reporting and management's assessment of the effectiveness of such structure and procedures, as attested to and reported on by the independent auditors, for inclusion in requisite annual reports;

    6.
    review and discuss with the CEO and CFO from time to time the effectiveness of the Corporation's system of disclosure controls and procedures, established and maintained for purposes of the mandatory certifications by the CEO and CFO of the Corporation's financial statements and their review procedures, and any deficiencies in such disclosure controls and procedures;

    7.
    based on the review and discussions described in paragraph A.4 above and in paragraph B.6 below, determine whether or not to recommend to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K;

    8.
    in advance of earnings releases, review and discuss them with management; discuss financial information and earnings guidance provided to analysts and rating agencies (which may be done generally, and consist of the types of information to be disclosed and the type of presentation to be made);

    9.
    report regularly to the Board of Directors any issues that arise with respect to the quality or integrity of the Corporation's financial statements, compliance with legal or regulatory requirements, the performance and independence of its independent auditors, or the performance of the internal audit function; and

    10.
    cause to be prepared for disclosure in periodic reports that the Corporation's critical accounting policies and estimates were discussed.

  B.    Independent Auditors

    The Committee shall:

    1.
    be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and each such registered public accounting firm shall report directly to the Committee; this responsibility shall include resolution of disagreements between management and the auditors regarding financial reporting;

    2.
    set clear policies regarding the Company's hiring of employees or former employees of the independent auditors;

    3.
    preapprove the fees to be paid to the independent auditors for their annual audit of the Corporation's financial statements and disclose such preapproval in the Corporation's periodic reports;

    4.
    review the rendering of any significant "nonaudit" services, excluding specified nonaudit services which auditors are prohibited by law from performing contemporaneously with a mandatory audit, by the independent auditors and, within such guidelines as the Committee may determine, preapprove the rendering of such services and disclose such preapproval in the Corporation's periodic reports;

    5.
    annually obtain and review a report from the independent auditors describing the firm's internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer-review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and, (to assess the auditors' independence) all relationships between the independent auditors and the Corporation;

    6.
    obtain from the independent auditors assurance that its audit was in compliance with the requirements of Section 10A(a) of the Securities Exchange Act of 1934 and that no report was required to be made to management and the Committee under Section 10A(b); and

    7.
    meet with the independent auditors prior to the audit to review the planning, audit scope, and staffing of the audit.

  C.    Internal Audit Director

    The Committee shall:

    1.
    review and determine whether to accept management's recommendations concerning any appointment, replacement, change in compensation, reassignment, or dismissal of the internal audit director;

    2.
    discuss with the internal audit director any significant difficulties brought to the attention of the Committee that were encountered during the course of the internal audit department's activities and any significant issues identified in internal audit reports, together with management's responses thereto; and

    3.
    discuss the internal audit plan.

  D.    Compliance Matters

    The Committee shall:

    1.
    review with the Corporation's General Counsel at least annually any legal matters or trends that may have a material impact on the financial statements, any material reports or inquiries received from, or actions known to be contemplated by, regulators or governmental agencies, and the Corporation's compliance policies with respect to its Standards of Conduct;

    2.
    advise the Board of Directors with respect to the Corporation's policies and procedures regarding compliance with the Corporation's Standards of Conduct as in effect from time to time;

    3.
    discuss the Corporation's policies with respect to risk assessment and risk management;

    4.
    if deemed necessary by the Committee, recommend to the Board the investigation of any matters which have been brought to the attention of the Committee or of which the Committee has otherwise been made aware and which appear to involve possible noncompliance with applicable laws or the Corporation's Standards of Conduct; and

    5.
    retain special independent legal, accounting, or other advisors or consultants if deemed necessary and appropriate by the Committee to perform its responsibilities under this Charter; and

    6.
    determine and receive the appropriate funding for payment of

    (a)
    compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation;

    (b)
    compensation to any advisors or consultants employed by the Committee; and

    (c)
    ordinary administrative expense of the Committee that are necessary or appropriate in carrying out its duties.

  E.    Other Responsibilities

    The Committee shall:

    1.
    review annually the Corporation's Reportable Transactions and Conflicts of Interest Program policies and procedures and the summary report of significant issues reported by employees in Program questionnaires and remedial actions taken by management;

    2.
    cause to be prepared for disclosure in periodic reports that the Corporation has adopted a code of ethics for senior corporate financial officers and any change or waiver of such code of ethics;

    3.
    establish procedures for

    (a)
    the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal controls, or auditing matters; and

    (b)
    the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters;

    4.
    perform an annual performance evaluation of the Committee and consider (i) the continued qualification of each member of the Committee, and (ii) any member's service on the audit committees of multiple public companies, which, if more than three, would be subject to the Board of Directors' determination as to such member's ability to effectively serve on the Corporation's Audit and Compliance Committee and the disclosure of such determination in the Corporation's annual proxy statement.

  F.    Limitation on Responsibilities

    The Board of Directors intends that the Committee shall have the responsibilities set forth in this Charter and such other responsibilities as are reasonably ancillary thereto or could be reasonably implied therefrom. However, it is the responsibility of management and the independent auditors, and not of the Committee, to plan and conduct audits and to determine that the Corporation's financial statements are complete and accurate and fairly present the matters set forth therein in accordance with generally accepted accounting principles.

* * *

CHARTER OF THE COMPENSATION, GOVERNANCE
AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS OF

UNOVA, INC.

As Amended February 2004

I.     PURPOSES

  The Compensation, Governance and Nominating Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") with regard to the matters set forth in this Charter. The purposes of this Committee shall include the following:

  A.
  Discharging the Board's responsibilities relating to compensation of the Company's executives, including review and approval of corporate goals and objectives relevant to compensation of the Chief Executive Officer (the "CEO"), evaluation of the CEO's performance in light of those goals and objectives, and, either as a committee or together with the other independent Directors (as directed by the Board), determination and approval of the CEO's compensation level based on this evaluation; and recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans;

  B.
  Producing an annual report on executive compensation for inclusion in the Company's proxy statement or annual report on Form 10-K in accordance with applicable rules and regulations;

  C.
  Identifying individuals qualified to become Board members consistent with the criteria annexed to this Charter, and selecting and recommending to the Board the Director nominees for the next annual meeting of shareholders;

  D.
  Developing and recommending to the Board the Corporate Governance Guidelines applicable to the Company;

  E.
  Overseeing the evaluation of the Board and management; and

  F.
  Conducting an annual performance evaluation of the Committee.

  In fulfilling its purposes, the Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Committee, including those specifically listed in this Charter.

II.    Committee Membership and Procedure

  A.
  The Committee shall be comprised of not less than three members of the Board.

  B.
  All members of the Committee shall be independent Directors as independence is defined in accordance with the rules, regulations and standards of the NYSE and as determined in the business judgment of the Board.

  C.
  Members of the Committee and its Chair shall be appointed by a resolution of the majority of independent Directors.

III.  Committee Authority and Responsibilities

  The Committee shall have and may exercise all of the powers and authority of the Board in connection with the performance of its duties and responsibilities under this Charter, including without limitation the authority to call upon the Company's officers and employees or outside consultants for such assistance and support as it deems appropriate, and to institute and carry out investigations of improprieties or such other matters as it deems necessary.

  A.
  Compensation Matters

  1.
  Compensation Structure and Philosophy. The Committee shall examine the compensation structure of the Company periodically to determine that the Company is rewarding its executive personnel in a manner consistent with sound business practices and, in connection with such review, determine the compensation philosophy for the Company. Among other things, the compensation structure should:

  a.
  Align the interests of the Company's executives and shareholders by implementing and maintaining compensation programs that provide for the acquisition and retention of Company shares by senior executives;

  b.
  Reinforce a results-oriented management culture with executive pay that varies according to overall Company and individual performance against aggressive business goals and core behavioral standards; and

  c.
  Provide an executive compensation package that attracts, retains, and motivates key executives.

      The Committee shall also develop and maintain a program covering long-range plans for executive compensation for further consideration by the Board. The Committee shall review and approve the list of a peer group of companies to which the Company shall compare itself for compensation purposes.

    2.
    CEO Compensation. The Committee shall review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company's CEO in past years.

    3.
    Compensation Plans. The Committee shall establish, administer, amend or terminate, and otherwise act for and on behalf of the Board with respect to the executive compensation, incentive and deferred compensation, and equity-based compensation plans and programs of the Company and affiliated companies (the "Compensation Plans"), including other similar compensation plans the Committee deems desirable to establish, terminate or amend from time to time. The Committee shall review and make recommendations with respect to performance or operating goals for participants in the Company's Compensation

      Plans. The Committee has the full and final authority to fix the salaries of all the officers of the Company and, when deemed appropriate, to authorize the execution and delivery of employment contracts with any of such officers.

    4.
    Employee Benefit Plans. The Committee shall have the right to establish, administer, amend or terminate, and to otherwise act for and on behalf of the Board with respect to the employee benefit plans of the Company and affiliated companies including both welfare and pension plans (the "Benefit Plans"), including any supplemental Benefit Plans, and any other similar plans or arrangements.

    5.
    Other Plans and Arrangements. The Committee shall have the right to establish, administer, amend or terminate, and to otherwise act for and on behalf of the Board with respect to Change in Control and severance arrangements, employment contracts, special retirement programs and any other similar plans or arrangements that the Committee deems desirable in the best interests of the Company to establish from time to time.

      By way of example and not by limitation the Committee, in accordance with the procedures regarding Compensation Plans, Employee Benefit Plans, and Other Plans and arrangements,

      a.
      is authorized to select and recommend, for designation by the Board of Directors, such key employees of the Company who are eligible to enter into Change of Control Employment Agreements with the Company;

      b.
      is hereby designated and authorized to select, from time to time, key employees of the Company to participate in the UNOVA, Inc. Supplemental Executive Retirement Plan, as well as any other supplemental or executive retirement plan or contractual arrangement established or which may be established by the Company or any of its subsidiaries, and to perform any and all duties assigned to it under the terms of any such plans;

      c.
      is hereby designated and authorized to administer the UNOVA, Inc. Incentive Loan Program in accordance with prior authorizing actions of the Board and current regulatory principles, until such time as all currently outstanding loans under such program have been repaid;

      d.
      is hereby designated and authorized to administer the UNOVA, Inc. 1997 Stock Incentive Plan, the UNOVA, Inc. 1999 Stock Incentive Plan, the UNOVA, Inc. 2001 Stock Incentive Plan and any other stock incentive plan approved by the Company's shareholders;

      e.
      is hereby designated and authorized to administer the UNOVA, Inc. 2002 Director Stock Option and Fee Plan;

      f.
      is hereby empowered to administer the UNOVA, Inc. Management Incentive Compensation Plan, as amended; and

      g.
      is hereby designated and authorized to administer the UNOVA, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") in accordance with the provisions of Section 4 of the Stock Purchase Plan and to perform any and all such functions as are, under the terms of the Stock Purchase Plan, to be performed by the Committee that administers the Stock Purchase Plan.

    6.
    Board Compensation. The Committee has the full and final authority to determine, and to adjust from time to time as necessary, compensation for members of the Board as the Committee shall deem just and proper.

    7.
    Consultants and Advisors. The Committee has the sole authority to retain and terminate any compensation consultant used to assist in the evaluation of Director, CEO, executive officer and senior management compensation or Company Compensation Plans or Benefit Plans generally and shall have sole authority to approve the consultant's fees and other retention terms. The Committee may rely upon advice rendered by such consultants as so selected by the Committee.

  B.
  Authority and Responsibility Related to Nominating and Governance Matters

  1.
  Criteria for Nomination to the Board. The Committee shall set general criteria for nomination to the Board. The general criteria for nomination to the Board are in Annex A to this Charter.

  2.
  Nomination of Directors. The Committee shall annually consider the size, composition and needs of the Board and consider and recommend candidates for membership on the Board. The Committee shall recommend to the Board each year the Director nominees for election at the next annual meeting of shareholders. Upon the recommendation of the Committee, the Board may elect a Director to the Board during the course of the year to serve until the next annual meeting of shareholders.

  3.
  Corporate Governance Guidelines. The Committee shall develop and recommend to the Board for approval a set of corporate governance guidelines for the Board. The Committee shall review these guidelines on an annual basis and recommend to the Board any changes deemed necessary or desirable. The Committee shall also have oversight of the corporate governance affairs of the Company and shall review annually the corporate governance practices and policies of the Company.

  4.
  Evaluation Process. The Committee shall oversee the process that the Board and its committees use to conduct annual performance evaluations.

  5.
  Self-Evaluation. On an annual basis, the Committee shall conduct a self-evaluation of its performance in fulfilling its duties and responsibilities under this Charter.

  6.
  Conflicts of Interest. The Committee shall consider questions of possible conflicts of interest of the Board members or corporate executives, as such questions arise.

    7.
    Succession Planning. The Committee shall review at least annually with the Chairman/CEO the succession plans relating to the positions of Chairman/CEO and such other key executive positions as the Committee deems prudent to ensure orderly succession of capable and qualified management for the Company.

    8.
    Search Firms and Advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify Director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal and external legal, accounting or other advisors.

ANNEX A
CRITERIA FOR NOMINATION TO THE BOARD

  1.
  Directors must be of the highest ethical character and share the values of UNOVA, Inc. as represented in its Standards of Conduct and in its Corporate Governance Guidelines.

  2.
  Directors should hold or have held a generally recognized position of leadership that demonstrates the ability to exercise sound judgment in a wide variety of matters.

  3.
  It is the Company's policy that a majority of the members of its Board of Directors shall be independent within the meaning of applicable regulatory and listing regulations. This means that

  •
  Directors must be of an independent cast of mind and be willing to share their views with their colleagues,

  •
  Directors should be independent of any particular constituency and be able to represent all the shareholders of the Company,

  •
  Directors are expected to provide independent and candid advice to the Company.

  4.
  All Directors must evidence a willingness to

  •
  devote a substantial amount of time to Company business,

  •
  understand the company's business and keep informed on its operations,

  •
  understand the company's reporting system and its system of internal controls,

  •
  exercise care, balance, fairness, and due deliberation in the decision-making process.

  5.
  Directors are expected to attend all board and committee meetings and annual meetings of shareholders.

  6.
  Directors are expected to engage in collegial debate and colloquy with other board members at which time a free and open exchange of ideas and opinions is to occur.

  7.
  Directors are expected to be able to serve for at least five (5) years before reaching the retirement age of 72.

  8.
  Directors are expected to understand the Board's policy that each Director should have a substantial investment in the Company. In this regard, each nominee should understand that it is the Board's policy that the annual retainer fee is provided in company stock.

  9.
  Directors are expected to be available to offer advice and guidance to the Chief Executive Officer at times other than regularly scheduled Board meetings.

UNOVA, INC.
2004 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1.    Purpose; Definitions

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and other employees and to provide the Company and its Subsidiaries with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

  "Award" means, individually or collectively, a grant under this Plan of Stock Appreciation Rights, Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, Cash-Based Awards and Other Stock-Based Awards.

  "Award Agreement" means either (i) a written agreement entered into by the Company and an Eligible Individual setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to an Eligible Individual describing the terms and provisions of such Award.

  "Board" means the Board of Directors of the Company.

  "Cash-Based Award" means an Award granted to an Eligible Individual as described in Section 9.

  "Change of Control" has the meaning set forth in Section 13(b).

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  "Commission" means the Securities and Exchange Commission, or any successor agency.

  "Committee" means the Committee referred to in Section 2.

  "Company" means UNOVA, Inc., a Delaware corporation.

  "Covered Employee" means an Eligible Individual who is a "covered employee," as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

  "Covered Employee Annual Incentive Award" means an Award granted to a Covered Employee as described in Section 10.

  "Disability" means permanent and total disability as determined for purposes of the Company's Long Term Disability Plan for the staff of the Company's corporate headquarters.

  "Early Retirement" means retirement from employment with the Company, a Subsidiary, or Affiliate in circumstances in which the employee would be entitled to receive retirement benefits under the pension plan of the Company, a Subsidiary, or an Affiliate under which such employee is covered.

  "Eligible Individuals" means officers or other employees of the Company or any of its Subsidiaries and Affiliates and prospective employees who have accepted offers of employment from the Company, a Subsidiary, or an Affiliate who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, its Subsidiaries, or Affiliates.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  "Fair Market Value" or "FMV" means the average of the opening and closing, selling prices of a Share reported on the New York Stock Exchange ("NYSE"), if traded thereon, or, if not traded thereon, on a national securities exchange, if traded thereon, or, if not traded thereon, the average of the high and low or closing bid and asked prices reported on another reporting system that provides such information on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

  "Freestanding SAR" means a SAR that is granted independently of any Stock Options, as described in Section 6.

  "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Section 5 to an Eligible Individual and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

  "Non-Qualified Stock Option" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

  "Normal Retirement" means retirement from active employment with the Company or a Subsidiary or an Affiliate as provided for in such entity's retirement or pension plan, as applicable.

  "Other Stock-Based Award" means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 9.

  "Performance Measures" means measures as described in Section 10 on which Qualified Performance-Based Awards are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify as Qualified Performance-Based Awards.

  "Performance Period" means the period of time during which the Performance Measures must be met in order to determine the degree of payout and/or vesting with respect to an Award.

  "Performance Share" means an Award granted to an Eligible Individual, as described in Section 8.

  "Performance Unit" means an Award granted to an Eligible Individual, as described in Section 8.

  "Period of Restriction" means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Measures, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 7.

  "Plan" means the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan, as set forth herein and as hereinafter amended from time to time.

  "Plan Year" means the Company's fiscal year, which begins January 1 and ends December 31.

  "Qualified Performance-Based Award" means an Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Award and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

  "Restricted Stock" means an Award granted under Section 7.

  "Restricted Stock Unit" or "RSU" means an Award granted pursuant to Section 7, except no Shares are actually awarded on the date of grant.

  "Retirement" means Normal or Early Retirement.

  "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

  "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

  "Share" means a share of common stock, par value $.01 per share, of the Company.

  "Stock Appreciation Right" means an Award granted under Section 6.

  "Stock Option" means an Award granted under Section 5.

  "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

  "Tandem SAR" means a SAR that is granted in connection with a related Stock Option pursuant to Section 6 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Stock Option (and when a Share is purchased under the Stock Option, the Tandem SAR shall similarly be canceled).

  "Termination of Employment" means the termination of the Eligible Individual's employment with the Company and any of its Subsidiaries or Affiliates. An Eligible Individual employed by a Subsidiary or Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or Affiliate, and the Eligible Individual does not immediately thereafter become an employee of the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the

  Company and its Subsidiaries or Affiliates shall not be considered Terminations of Employment. If so determined by the Committee, an Eligible Individual shall be deemed not to have incurred a Termination of Employment if the Eligible Individual enters into a contract with the Company, a Subsidiary, or an Affiliate providing for the rendering by the Eligible Individual of consulting services to the Company or such Subsidiary or Affiliate on terms approved by the Committee; however, Termination of Employment of the Eligible Individual shall occur when such contract ceases to be in effect.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.    Administration

The Plan shall be administered by the Compensation, Governance and Nominating Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two independent directors, and shall be appointed by and serve at the pleasure of the Board.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

Among other things, the Committee shall have the authority, subject to its power to delegate its authority as described below and subject to the other terms of the Plan:

  (a)
  To select the Eligible Individuals to whom Awards may from time to time be granted;

  (b)
  To determine the number of Shares or other amount to be covered by each Award granted hereunder;

  (c)
  To determine the terms and conditions of any Award granted hereunder, any vesting condition, restriction or limitation (which may be related to the performance of the Eligible Individual, the Company, any Subsidiary, or Affiliate, or any business unit of the Company, Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

  (d)
  To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Measures; provided, however, that the Committee may not increase the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Measures associated therewith or cause such Qualified Performance-Based Award to vest earlier than permitted;

  (e)
  To determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred; and

  (f)
  To determine under what circumstances an Award may be settled in cash or Shares.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or regulation or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, however, that no such delegation may be made that would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Eligible Individuals.

Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3.    Share Authorization

(a)
Shares Subject to the Plan. The maximum number of Shares that may be issued to Eligible Individuals and their beneficiaries under the Plan shall be three million (3,000,000) Shares. Shares issued under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b)
Incentive Stock Option Limit. Subject to the limit set forth in Section 3(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be two million (2,000,000).

(c)
Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the option price of any Stock Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards.

(d)
Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Qualified Performance-Based Award, the following limits (each an "Annual Award Limit," and, collectively, "Annual Award Limits") shall apply to grants of such Awards under the Plan:

(i)
Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Eligible Individual shall be seven hundred fifty thousand (750,000).

(ii)
SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Eligible Individual shall be seven hundred fifty thousand (750,000).

(iii)
Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Eligible Individual shall be two hundred fifty thousand (250,000).

(iv)
Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that an Eligible Individual may receive in any one Plan Year shall be two hundred fifty thousand (250,000) Shares, or equal to the value of two hundred fifty thousand (250,000) Shares determined as of the date of vesting or payout, as applicable.

(v)
Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of one hundred thousand (100,000) Shares or the value of one hundred thousand (100,000) Shares determined as of the date of vesting or payout, as applicable.

(vi)
Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 9 in any one Plan Year to any one Eligible Individual shall be one hundred thousand (100,000) Shares.

(vii)
Covered Employee Annual Incentive Awards: The maximum aggregate amount awarded or credited in any one Plan Year with respect to a Covered Employee Annual Incentive Award shall be determined in accordance with Section 11.

(e)
Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Eligible Individuals' rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding

  Awards, the option price or grant price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of Performance Measures and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Eligible Individuals under the Plan.

SECTION 4.    Eligibility

Awards may be granted under the Plan to Eligible Individuals. No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Company or its Subsidiaries and Affiliates. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

SECTION 5.    Stock Options

(a)
Grant of Stock Options. Subject to the terms and provisions of the Plan, Stock Options may be granted to Eligible Individuals in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided, however, that ISOs may be granted only to eligible employees of the Company or of any corporate Subsidiary or Affiliate (as permitted by Section 422 of the Code and the regulations thereunder).

(b)
Award Agreement. Each Stock Option grant shall be evidenced by an Award Agreement that shall specify the option price, the maximum term of the Stock Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an ISO or a NQSO.

(c)
Option Price. The option price for each grant of a Stock Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The option price shall be based on not less than one hundred percent (100%) of the FMV of the Shares on the date of grant.

(d)
Term. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Stock Options granted to Eligible Individuals that are employed by the Company, a Subsidiary or an Affiliate outside the United States, the Committee has the authority to grant Stock Options that have a term greater than ten (10) years.

(e)
Exercise of Stock Options. Stock Options granted under this Section 5 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Eligible Individual.

(f)
Payment. Stock Options granted under this Section 5 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

(g)
Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option granted under this Section 5 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

(h)
Termination of Employment. Each Eligible Individual's Award Agreement shall set forth the extent to which the Eligible Individual or his or her personal representative shall have the right to exercise the Stock Option following termination of the Eligible Individual's employment or provision of services to the Company, its Affiliates, its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Eligible Individual, need not be uniform among all Stock Options issued pursuant to this Section 5, and may reflect distinctions based on the reasons for termination.

(i)
Transferability of Options.

(a)
Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Eligible Individual under this Section 5 shall be exercisable during his or her lifetime only by such Eligible Individual.

(b)
Nonqualified Stock Options. Except as otherwise provided in an Eligible Individual's Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Section 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in an Eligible Individual's Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to an Eligible Individual under this Section 5 shall be exercisable during his or her lifetime only by such Eligible Individual. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Eligible Individual shall be deemed to include, as determined by the Committee, the Eligible Individual's permitted transferee.

(j)
Notification of Disqualifying Disposition. If any Eligible Individual shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Eligible Individual shall notify the Company of such disposition within ten (10) days thereof.

(k)
Substituting SARs. Only in the event the Company is not accounting for equity compensation under APB Opinion No. 25, the Committee may substitute, without receiving Eligible Individual permission, SARs paid only in Stock for outstanding Stock Options; provided, however, that the terms of such SARs are the same as the terms for the Stock Options and the aggregate difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the aggregate difference between the Fair Market Value of the underlying Shares and the Option Price of the Stock Options.

SECTION 6.    Stock Appreciation Rights

(a)
Grant of SARS. Subject to the terms and conditions of the Plan, SARS may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARS, Tandem SARs, or any combination of these forms of SARs.

  Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Eligible Individual and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

  The grant price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The grant price may include (but not be limited to) a grant price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a grant price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The grant price of Tandem SARs shall be equal to the option price of the related Stock Option.

(b)
Award Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

(c)
Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Eligible Individuals outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

(d)
Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

(e)
Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Stock Option is then exercisable.

  Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the option price of the underlying ISO; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the option price of the ISO.

(f)
Payment of SAR Amount. Upon the exercise of a SAR, an Eligible Individual shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)
The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)
The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

(g)
Termination of Employment. Each Award Agreement shall set forth the extent to which the Eligible Individual shall have the right to exercise the SAR following termination of the Eligible Individual's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Eligible Individuals, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(h)
Nontransferability of SARs. Except as otherwise provided in an Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement or otherwise at any time by the Committee, all SARs granted to an Eligible Individual under the Plan shall be exercisable during his or her lifetime only by such Eligible Individual. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Eligible Individual or payment of any amount to the Eligible Individual shall be deemed to include, as determined by the Committee, the Eligible Individual's permitted transferee.

(i)
Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Eligible Individual hold the Shares received upon exercise of a SAR for a specified period of time.

SECTION 7.    Restricted Stock and Restricted Stock Units

(a)
Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Eligible Individuals in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Eligible Individual on the date of grant.

(b)
Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(c)
Transferability. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to an Eligible Individual under the Plan shall be available during his or her lifetime only to such Eligible Individual, except as otherwise provided in an Award Agreement or at any time by the Committee.

(d)
Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Eligible Individuals pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

  To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

  Notwithstanding the foregoing, but subject to the provisions of Section 8 hereof, no Award in the form of Restricted Stock or RSUs, the vesting of which is conditioned only upon the continued service of the Eligible Individual, shall vest earlier than the first, second and third anniversaries of the date of grant thereof, on each of which dates a maximum of one-third of the Shares subject to the Award may vest, and no award in the form of Restricted Stock or RSUs, the vesting of which is conditioned upon the attainment of a specified Performance Goal or Goals, shall vest earlier than the first anniversary of the date of grant thereof.

SECTION 8.    Performance Units/Performance Shares

(a)
Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Eligible Individuals in such amounts and upon such terms as the Committee shall determine.

(b)
Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Eligible Individual.

(c)
Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout of the value and number of Performance Units/Performance Shares earned by the Eligible Individual over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Measures have been achieved.

(d)
Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

(e)
Termination of Employment. Each Award Agreement shall set forth the extent to which the Eligible Individual shall have the right to retain Performance Units and/or Performance Shares following termination of the Eligible Individual's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Eligible Individual, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(f)
Nontransferability. Except as otherwise provided in an Eligible Individual's Award Agreement or otherwise at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Eligible Individual's Award Agreement or otherwise at any time by the Committee, an Eligible Individual's rights under the Plan shall be exercisable during his or her lifetime only by such Eligible Individual.

SECTION 9.    Cash-Based Awards and Other Stock-Based Awards

(a)
Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Eligible Individuals, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

  Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 3(d)(vi), any Awards of Other Stock-Based Awards which vest on the basis of the Eligible Individual's continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards of Other Stock-Based Awards which vest upon the attainment of Performance Measures shall provide for a performance period of at least twelve (12) months.

(b)
Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Eligible Individuals in such amounts and upon such terms, including the achievement of specific Performance Measures, as the Committee may determine.

(c)
Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Eligible Individual will depend on the extent to which the Performance Measures are met.

(d)
Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares, or any combination thereof, as the Committee determines.

(e)
Termination of Employment. The Committee shall determine the extent to which the Eligible Individual shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Eligible Individual's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Eligible Individual, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(f)
Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, an Eligible Individual's rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Eligible Individual. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Eligible Individual shall be deemed to include, as determined by the Committee, the Eligible Individual's permitted transferee.

SECTION 10.    Performance Measures

(a)
Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Section 10, the Performance Measures upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Section 11) that is intended to qualify as Qualified Performance-Based Award shall be limited to the following Performance Measures:

(i)
Net earnings or net income (before or after taxes);
(ii)
Earnings per share (basic or fully diluted);
(iii)
Net sales growth or bookings growth;
(iv)
Net operating profit;
(v)
Return measures (including, but not limited to, return on assets, capital, net capital utilized, equity, or sales);
(vi)
Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(vii)
Earnings before or after taxes, interest, depreciation, and/or amortization;
(viii)
Gross or operating profit;
(ix)
Productivity ratios;
(x)
Efficiency ratios;
(xi)
Share price (including, but not limited to, growth measures and total shareholder return);
(xii)
Expense targets;
(xiii)
Margins;
(xiv)
Operating efficiency;
(xv)
Capital efficiency;
(xvi)
Strategic targets;
(xvii)
Economic profit;
(xviii)
Customer satisfaction;
(xix)
Working capital targets;
(xx)
Cash value added ("CVA"); and
(xxi)
Economic value added ("EVA®").

  Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Measures pursuant to the Performance Measures specified in this Section 10.

(b)
Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of the Section 162(m) Exemption.

(c)
Adjustment of Qualified Performance-Based Awards. Awards that are designed to qualify as Qualified Performance-Based Awards, and that are held by Covered Employees, may not be increased. The Committee shall retain the discretion to reduce such Awards, either on a formula or discretionary basis or any combination, as the Committee determines.

(d)
Committee Discretion. In the event that applicable tax and/or securities laws or stock exchange listing requirements change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Qualified Performance-Based Award, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 10(a).

SECTION 11.    Covered Employee Annual Incentive Awards

(a)
Establishment of Incentive Pool. The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of (i) ten percent (10%) of the Company's gross profit for the Plan Year, (ii) ten percent (10%) of the Company's consolidated operating earnings for the Plan Year, (iii) ten percent (10%) of the Company's operating cash flow for the Plan Year, and (d) ten percent (10%) of the Company's net income for the Plan Year. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may the incentive pool percentage for any one Covered Employee exceed twenty-five percent (25%) of the total pool for the Plan Year. The sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool for the Plan Year.

(b)
Determination of Covered Employees' Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee's allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Covered Employee's incentive award then shall be determined by the Committee based on the Covered Employee's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee's allocated portion. The Committee shall retain the discretion to reduce such Awards.

SECTION 12.    Term, Amendment and Termination

(a)
Term. The Plan will terminate on the tenth anniversary of the effective date of the Plan, as provided in Section 18. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(b)
Amendment, Modification, Suspension, and Termination. Subject to Section 12(d), the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's shareholders and except as provided in Sections 3(d) and 5(k), Stock Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted Stock Option or the grant price of a previously granted SAR, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

(c)
Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3(e) hereof) affecting the Company or the financial conditions of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Eligible Individuals under the Plan.

(d)
Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Eligible Individual holding such Award.

SECTION 13.    Change of Control Provisions

(a)
Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

(i)
Any Stock Options and SARs outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(ii)
The restrictions and deferral limitations applicable to any Restricted Stock or RSU shall lapse, and such Restricted Stock or RSU shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

  (iii)
  The incentive pool used to determine Covered Employee Annual Incentive Awards shall be based on the gross profit, consolidated operating earnings, operating cash flow or net income of the Plan Year immediately preceding the year of the Change of Control, or such other method of payment as may be determined by the Committee at the time of the Award or thereafter but prior to the Change of Control;

  (iv)
  The target payout opportunities attainable under all outstanding Awards of Restricted Stock or Restricted Stock Units whose restrictions are based on performance criteria, Performance Units, and Performance Shares, shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control;

  (v)
  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Eligible Individuals within thirty (30) days following the effective date of the Change of Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash;

  (vi)
  Awards denominated in cash shall be paid to Eligible Individuals in cash within thirty (30) days following the effective date of the Change of Control;

  (vii)
  Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Eligible Individual and the Company, the Committee shall pay out all Cash-Based and Other Stock-Based Awards; and

  (viii)
  The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

(b)
Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall mean the happening of any of the following events:

(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding Shares of the Company (the "Outstanding Company Shares") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (z) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 13(b); or

(ii)
Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

  (iii)
  The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Shares, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding Shares of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (iv)
  The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 14.    Unfunded Status of Plan

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 15. Uncertificated Shares

To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which Shares are listed.

SECTION 16. Withholding

(a)
Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require an Eligible Individual to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

(b)
Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of Performance Measures related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Eligible Individuals may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Eligible Individual, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

SECTION 17. General Provisions

(a)
The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates or book-entry registration for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b)
Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any Shares under the Plan prior to fulfillment of all of the following conditions:

(i)
Listing or approval for listing upon notice of issuance, of such Shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Shares;

(ii)
Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

  (iii)
  Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(c)
Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

(d)
The Plan shall not constitute a contract of employment, and neither adoption of the Plan nor the grant of an Award shall confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee at any time.

(e)
The Committee shall establish such procedures as it deems appropriate for an Eligible Individual to designate a beneficiary to whom any amounts payable in the event of the Eligible Individual's death are to be paid or by whom any rights of the Eligible Individual, after the Eligible Individual's death, may be exercised.

(f)
In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(g)
The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(h)
Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the company to whom authority was delegated in accordance with Section 2 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or any failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or gross negligence or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i)
In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j)
Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to:

(i)
Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(ii)
Determine which employees outside the United States are eligible to participate in the Plan;

(iii)
Modify the terms and conditions of any Award granted to employees outside the United States to comply with applicable foreign laws;

(iv)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section by the Committee shall be attached to this Plan document as appendices; and

(v)
Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

  Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

SECTION 18.    Effective Date of Plan

The Plan shall be effective as of the date it is approved by the shareholders of the Company.

UNOVA, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2004

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Michael E. Keane and Cathy D. Younger and each of them, with full power of substitution, are hereby appointed proxies by the signatory of this Proxy to vote all shares of UNOVA, Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Shareholders of UNOVA, Inc. to be held on May 6, 2004, and at any adjournments thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, at the discretion of the named proxies, on all other matters that may properly come before the Annual Meeting or any adjournments thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND AGAINST PROPOSAL 3.

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

You can now access your UNOVA, Inc. account online.

Access your UNOVA, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for UNOVA, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3

	FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
Proposal 1. Election of Directors	☐	☐	Proposal 2.	Approval of the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan.	☐	☐	☐
Nominees: (01) Larry D. Brady (02) Joseph T. Casey (03) Allen J. Lauer
					FOR	AGAINST	ABSTAIN
To withhold authority to vote for any one or more of the nominees, write that nominee's name in the space that follows:			Proposal 3.	Shareholder Proposal on Declassification of the Board of Directors.	☐	☐	☐

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.
Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/una		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and the Proxy Statement on the Internet at www.unova.com/annual.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 1 ELECTION OF DIRECTORS
Nominees for Election as Class III Directors with Terms to Expire in 2007
Class I Directors Continuing in Office Whose Terms Expire in 2005
Class II Directors Continuing in Office Whose Terms Expire in 2006
RECOMMENDATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
EXECUTIVE COMPENSATION
Report of the Compensation, Governance and Nominating Committee on Executive Compensation
STOCK PERFORMANCE GRAPH
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
CHANGE OF CONTROL EMPLOYMENT AGREEMENTS
RETIREMENT BENEFITS
PENSION PLAN TABLE
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2 APPROVAL OF THE UNOVA, INC. 2004 OMNIBUS INCENTIVE COMPENSATION PLAN
RECOMMENDATION
PROPOSAL 3 SHAREHOLDER PROPOSAL ON DECLASSIFICATION OF THE BOARD OF DIRECTORS
RECOMMENDATION
CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS OF UNOVA, INC.
CHARTER OF THE COMPENSATION, GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS OF UNOVA, INC.
ANNEX A CRITERIA FOR NOMINATION TO THE BOARD
UNOVA, INC. 2004 OMNIBUS INCENTIVE COMPENSATION PLAN